                                                             Exhibit 2










                 AGREEMENT AND PLAN OF REORGANIZATION


                                Between


                    CENTRAL ILLINOIS BANCORP, INC.
                        an Illinois corporation


                                  and


                      FIRST OZAUKEE CAPITAL CORP.
                        a Wisconsin corporation





                      Dated as of April 25, 1997

                           TABLE OF CONTENTS


ARTICLE I
	THE MERGER ..................................................9
          1.1    The Merger .........................................9
          1.2    Adjustment to Merger Price ........................11
          1.3    Paying Agent ......................................13
          1.4    Funding of Paying Agent ...........................13
          1.5    Closing; Effective Time ...........................14
          1.6    Stock Options .....................................14

ARTICLE II
    	STATEMENTS OF ESSENTIAL FACTS CONCERNING FIRST OZAUKEE .....14
          2.1    Organization, Good Standing and Authority .........14
          2.2    Organizational Documents; Minutes and Stock
                 Records............................................14
          2.3    Capitalization of First Ozaukee ...................14
          2.4    Financial Statements and Other Reports ............16
          2.5    Reports to Regulators..............................17
          2.6    SEC Reports........................................18
          2.7    Undisclosed Liabilities ...........................18
          2.8    Loan Portfolio ....................................18
          2.9    No Adverse Change..................................19
          2.10   Conduct of Business in Normal Course ..............19
          2.11   Properties and Assets .............................19
          2.12   Insurance .........................................20
          2.13   Litigation and Compliance with Laws ...............20
          2.14   Conflict of Interest Transactions .................20
          2.15   Material Contracts ................................21
          2.16   No Defaults .......................................22
          2.17   Additional Schedules ..............................22
          2.18   Taxes .............................................23
          2.19   Employee Compensation and Benefit Plans ...........24
          2.20   Authorization of Transactions .....................24
          2.21   Environmental Suits and Proceedings ...............25
          2.22   Contaminated Properties ...........................27
          2.23   Change in Business Relationships ..................27
          2.24   Broker's and Finder's Fees ........................27

ARTICLE III
	STATEMENTS OF ESSENTIAL FACTS CONCERNING BUYER .............28
          3.1    Corporate Existence ...............................28
          3.2    Financial Statements and Other Reports ............28
          3.3    Authorization of Transactions .....................29
          3.4    Broker's and Finder's Fees ........................29
          3.5    Financial Resources ...............................29
          3.6    Employee Compensation and Benefit Plans ...........29

ARTICLE IV
	ADDITIONAL AGREEMENTS ......................................30
          4.1    Conduct of Business of First Ozaukee ..............30
          4.2    Conduct of Business of Buyer ......................32
          4.3    Access to Information .............................32
          4.4    First Ozaukee Shareholders' Meeting ...............33
          4.5    Reasonable Efforts ................................33
          4.6    Regulatory Approvals ..............................33
          4.7    Business Relations and Publicity ..................34
          4.8    Loan Review .......................................34
          4.9    CIBAC Shareholder Approval ........................34
          4.10   No Conduct Inconsistent with this Agreement .......34
          4.11   Board of Directors' Notices, Minutes, Etc .........34
          4.12   Confidential Information ..........................35
          4.13   Maintenance of Capital Levels .....................35
          4.14   No Control of First Ozaukee by Buyer ..............35
          4.15   Employment Agreements .............................35
          4.16   Employees .........................................35
          4.17   Indemnification and Directors' and Officers'
                   Liability Insurance..............................36
          4.18   Board of Directors of FOCC and FOSB ...............37
          4.19   Officer and Director Loans ........................37
          4.20   Employee Benefit Plans ............................37

ARTICLE V
	CONDITIONS PRECEDENT .......................................40
          5.1.   Conditions Precedent to Obligations of Buyer ......40
          5.2    Conditions Precedent to Obligations of FOCC .......45

ARTICLE VI
	SURVIVAL ...................................................47

ARTICLE VII
	GENERAL PROVISIONS .........................................48
          7.1    Further Assurances ................................48
          7.2    Expenses ..........................................48
          7.3    Successors and Assigns ............................48
          7.4    Termination .......................................49
          7.5    Right of First Refusal ............................50
          7.6    Cancellation Fee...................................50
          7.7    Notices ...........................................51
          7.8    Governing Law .....................................51
          7.9    Specific Performance ..............................51
          7.10   Counterparts ......................................51
          7.11   Severability ......................................51
          7.12   Headings ..........................................51
          7.13   Entire Agreement; Amendment .......................53
          7.14   Third-Party Beneficiary Rights ....................53


Exhibit A Plan of Merger
Exhibit B Form of Consulting Agreement with Russell S. Jones
Exhibit C Form of Employment Agreement with Mary E. Lammers


DISCLOSURE SCHEDULES

                 AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of the 25th day of April, 1997, by and among Central Illinois Bancorp, Inc., an Illinois corporation ("Buyer"), and First Ozaukee Capital Corp., a Wisconsin corporation ("FOCC").

     WHEREAS, the respective Boards of Directors of Buyer and FOCC have approved the merger of CIB Acquisition Corporation ("CIBAC"), a Wisconsin corporation and wholly-owned subsidiary of Buyer, with and into FOCC (the "Merger"); and

     WHEREAS, each of Buyer and FOCC believes that the proposed Merger, and the exchange of the shares of FOCC common stock, $1.00 par value ("FOCC Common Stock"), for cash in the manner provided in this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Plan of Merger"), is desirable and in the best interests of its respective shareholders; and

     WHEREAS, Buyer owns 100 percent of the issued and outstanding capital stock of CIBAC, a Wisconsin corporation, and FOCC owns 100 percent of the issued and outstanding capital stock of First Ozaukee Savings Bank, a Wisconsin state-chartered savings bank ("FOSB"). (FOCC and FOSB are collectively referred to herein as First Ozaukee.)

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:

                               ARTICLE I
                              THE MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger, and pursuant to the provisions of the Wisconsin Business Corporation Law (the "WBCL"), the Bank Holding Company Act of 1956, as amended (the "BHC Act") and Chapter 214 of the Wisconsin Statutes Annotated, at the Effective Time (as defined in Section 1.5 hereof), CIBAC shall be merged with and into FOCC pursuant to the terms and conditions set forth herein and FOCC shall be the surviving corporation (the "Surviving Corporation").

          The parties agree that FOCC and CIBAC will execute a Plan of Merger substantially in the form attached hereto as EXHIBIT A which provides for the terms of the Merger and mode of carrying the same into effect.

          Following the Effective Time, FOCC shall be the Surviving Corporation, shall be considered the same business and corporate entity as each merging corporation, and shall have the other properties, liabilities and attributes as provided by the WBCL. As set forth in the Plan of Merger, pursuant to the Merger:

          (a) the Articles of Incorporation of FOCC as in effect immediately prior the Effective Time, shall be, from and after the Effective Time, the Articles of Incorporation of FOCC as the Surviving Corporation;

          (b) the By-Laws of FOCC in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the By-Laws of FOCC as the Surviving Corporation;

          (c) each share of FOCC Common Stock ("FOCC Shares") issued and outstanding immediately prior to the Effective Time, other than FOCC Shares, the holders of which have validly demanded appraisal of such shares pursuant to Subchapter XIII of the WBCL ("Subchapter XIII") and shall not have voted such shares in favor of the Merger ("Dissenting Shares"), and FOCC Shares, if any, that are owned by Buyer immediately prior to the Merger, shall be converted by virtue of the Merger, automatically and without action on the part of the holder thereof, into the right to receive $15.10 per share for each FOCC Share (the "Merger Price"), as adjusted as of the Effective Time pursuant to Section 1.2 of this Agreement, payable by Buyer, in cash, without any interest thereon from the Effective Time until the time of payment, at the Effective Time or such date thereafter as certificates shall be surrendered in accordance with Section 1.3 of this Agreement.

          (d) FOCC Shares that are not voted for adoption of the Merger and with respect to which the holders thereof have taken all necessary action as of the Effective Time to perfect their shareholder appraisal rights in accordance with the applicable provisions of the WBCL shall not be converted into the right to receive the Merger Price at or after the Effective Time unless and until the holder of such shares withdraws the demand for appraisal of their shares or otherwise becomes ineligible to pursue appraisal rights under the WBCL.

          (e) each common share of CIBAC issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully-paid and nonassessable share of common stock of FOCC.

          (f) the holders of Dissenting Shares shall have the rights provided by Subchapter XIII and no others.

          (g) the officers and directors of the Surviving Corporation shall be as set forth in the Plan of Merger, attached hereto as EXHIBIT A.

     1.2  ADJUSTMENT TO MERGER PRICE.

          (a) The capital of FOCC shall be calculated in accordance with generally accepted accounting principles ("GAAP") as of the last business day of the month prior to the Closing Date and, together with the adjustments contemplated by Sections 1.2(b) and (c), shall constitute the base capital ("Base Capital") for purposes of determining any adjustment to the Merger Price. Five (5) business days prior to Closing there shall commence an investigatory period during which Buyer shall conduct a review of the books and records of FOCC and FOSB for the purposes of making the necessary adjustments to the capital of FOCC, if any.

          (b)    Base Capital shall reflect the following adjustments:

                 (i) A securities dealer unaffiliated with First Ozaukee or Buyer or their subsidiaries, officers or directors (the "Independent Dealer") and reasonably acceptable to First Ozaukee shall be retained by Buyer (at Buyer's expense) to calculate the unrealized gain or loss (i.e., the aggregate market value less the book value, net of taxes calculated at 39%) (the "Mark to Market Adjustment") of those securities of First Ozaukee listed in SCHEDULE 1.2 (which consist of all securities owned by First Ozaukee and designated by First Ozaukee as "Held to Maturity") as of the close of business on the business day prior to the date of this Agreement (the "Signing Adjustment") and then again on the business day prior to the Closing Date (the "Closing Adjustment"). The same Independent Dealer shall calculate the Signing Adjustment and Closing Adjustment, and it shall employ the same methodology to calculate the Mark to Market Adjustment on both dates. If the Closing Adjustment is more negative than the Signing Adjustment, then the Base Capital shall be decreased by an amount equal to the difference between (A) the Signing Adjustment and (B) the Closing Adjustment. If the Closing Adjustment is equal to the Signing Adjustment, then no adjustment shall be made to Base Capital under this Section 1.2(b)(i).

                 (ii) The Base Capital shall be reduced by the amount of Unreimbursable Expenses incurred and estimated to be incurred by First Ozaukee before and after the Closing Date, but not yet accrued, relating to the environmental remediation and the environmental liabilities, contingent or otherwise, associated with the FOSB office located at W61 N526 Washington Avenue, Cedarburg, Wisconsin ("Cedarburg Facility"). For purposes of this Agreement, Unreimbursable Expenses shall include all costs and expenses arising out of, relating to or associated with the environmental remediation and the environmental liabilities, contingent or otherwise, associated with the Cedarburg facility that are not eligible for reimbursement from PECFA pursuant to the laws and regulations governing PECFA. The estimation of Unreimbursable Expenses shall be determined in the sole discretion of an environmental consultant designated by Buyer and reasonably acceptable to First Ozaukee. Buyer shall be responsible for all costs and expenses associated with retaining the environmental consultant herein provided.

          (c) The following adjustments shall not be deducted from capital in the calculation of Base Capital (and if previously deducted from capital shall be added back to Base Capital):

                 (i) Mr. Russell S. Jones' severance payment to be paid by First Ozaukee prior to Closing in the maximum amount of $185,968 and all tax benefits associated therewith, as provided in Section 5.1(j) hereof.

                 (ii) Amounts payable to Mr. Jones pursuant to his post merger consulting agreement, as provided in Section 5.1(j) hereof, including such amounts to be paid to or on behalf of Mr. Jones or his spouse to obtain post-retirement primary and/or supplemental health insurance, and all tax benefits associated therewith.

                 (iii) Professional fees expensed or due and payable to Robert W. Baird & Co. Incorporated ("Baird") in regard to the Fairness Opinion fee, transaction fee and related out-of-pocket expenses and any amounts due or to become due to Schiff Hardin & Waite ("SHW"), all in the maximum amount of $170,000.

                 (iv) Accounting and/or tax adjustments which relate to the termination of the First Ozaukee Capital Corp. Incentive Plan, the cashing out of the stock options under the First Ozaukee Capital Corp. Option Plan and reversal of the ESOP contra equity account.

          In the event the amounts set forth in clauses (i) and (iii) of this Section 1.2(c) exceed the stated maximum dollar amounts, Base Capital shall be reduced on a dollar for dollar basis by such amount which exceeds the stated maximum.

          (d)    In the event the Base Capital as calculated pursuant to
Section 1.2(a) is less than $8,113,000, the Merger Price shall be reduced by an amount equal to the difference between $8,113,000 and Base Capital, divided by 687,811 shares ("Decreased Adjusted Merger Price"). Provided, however, if Base Capital as calculated pursuant to Section 1.2(a) is below $8,113,000 by an amount that results in a Decreased Adjusted Merger Price of less than $15.05 per share, Buyer in its sole discretion may:

                 (i) substitute $15.05 in place of the $15.10 Merger Price in Section 1.1(c); or

                 (ii) present FOCC with its calculation of a Decreased Adjusted Merger Price below $15.05 and First Ozaukee shall have the option, in its sole discretion, of accepting that Decreased Adjusted Merger Price and completing the Merger or terminating the Agreement.

          (e) If the Closing Adjustment is more positive than the Signing Adjustment by an amount greater than $114,000, then the Merger Price or the Decreased Adjusted Merger Price, as the case may be, shall be increased by the amount by which the Closing Adjustment is more positive than the Signing Adjustment less $114,000, divided by 687,811 shares ("Increased Adjusted Merger Price"). In the event the Closing Adjustment is not more positive than the Signing Adjustment by an amount greater than $114,000, then there shall be no increase to the Merger Price. Provided however, if the Increased Adjusted Merger Price is greater than $15.15 per share, FOCC in its sole discretion may:

                 (i) substitute $15.15 in place of the $15.10 Merger Price in Section 1.1(c); or

                 (ii) present Buyer with its calculation of an Increased Adjusted Merger Price greater than $15.15, and Buyer shall have the option, in its sole discretion, of accepting that Increased Adjusted Merger Price and completing the Merger or terminating the Agreement.

     1.3 PAYING AGENT. Prior to the Effective Time, Buyer shall designate a paying agent, which shall be a state or national bank unaffiliated with Buyer and having a place of business in the Central Business District of Milwaukee ("Paying Agent"), to pay to the shareholders of FOCC the cash to which they are entitled pursuant to the Merger. As soon as practicable after Buyer shall have received all regulatory approvals referred to in Section 5.1(d) hereof (irrespective of the expiration of any waiting periods) and the shareholders of FOCC shall have approved the Merger in accordance with the WBCL, the Paying Agent shall deliver a transmittal form, in form and substance satisfactory to FOCC, to each holder of FOCC Shares (other than Buyer) advising such holder of the procedure for surrendering the share certificates to the Paying Agent for payment. After the Effective Time and upon the surrender of a certificate evidencing FOCC Shares, the holder shall be paid by check, without interest thereon, the amount of cash to which he is then entitled hereunder. Until so surrendered and exchanged, each certificate shall represent solely the right to receive the cash, without interest, into which it shall have been converted pursuant to Section 1.1 hereof, and the Paying Agent shall not be required to pay the holder thereof the cash into which such certificate shall have been converted; provided that procedures allowing for payment with respect to lost or destroyed certificates against receipt of customary and appropriate certifications and indemnity shall be provided. Notwithstanding anything in this Section 1.3 or elsewhere in this Agreement to the contrary, no party hereto shall be liable to a former holder of FOCC Shares for any cash delivered to a public official pursuant to applicable escheat or abandoned property laws.

     1.4 FUNDING OF PAYING AGENT. Buyer shall irrevocably deposit with the Paying Agent at the Effective Time, by wire, or other acceptable means, the total amount of funds required to be paid at the Effective Time pursuant to Sections 1.1 and 1.2 hereof for exchanges in accordance with this Agreement.

<PAGE 14>

     1.5 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement and the Plan of Merger (the "Closing") shall take place at 10:00 a.m., local time, at a place mutually agreeable to the parties on the first business day following the last business day of the preceding month as mutually agreeable to by the parties hereto (the "Closing Date"), which date shall be (i) not later than thirty-five
(35) days after the later of (a) the approval of the Agreement and Plan of Merger by the shareholders of FOCC, or (b) the approval of the transactions contemplated by this Agreement and the Plan of Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other regulatory agencies or regulatory authorities; as applicable, and all waiting periods after such approvals have expired, or
(ii) such later date as may be agreed to by the parties in writing (the entities in the foregoing clause (b) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). At the Closing the parties shall each deliver to the other evidence of the satisfaction of the conditions to the Merger as may reasonably be required (including materials required to be delivered under Article V) and shall execute, deliver and cause to be filed with the Wisconsin Secretary of State the Articles of Merger. The Merger shall be effective on the date and at the time (the "Effective Time") the Articles of Merger become effective in accordance with the provisions of the WBCL.

     1.6 STOCK OPTIONS. Each holder of an option to acquire FOCC Shares ("Option") awarded under the First Ozaukee Capital Corp. 1995 Stock Option Plan (the "FOCC Option Plan"), which is outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from Buyer, as of the Effective Time, whether or not the Option is then exercisable under the terms of the FOCC Option Plan, a cash payment in an amount equal to the product of (i) the number of FOCC Shares subject to such Option at the Effective Time, and (ii) the amount, if any, by which the Merger Price EXCEEDS the exercise price per share of such Option, net of any cash that must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration of, and shall result in, the settlement and cancellation of all such Options. As a condition to the receipt of a cash payment in cancellation of all such Options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

                              ARTICLE II
        STATEMENTS OF ESSENTIAL FACTS CONCERNING FIRST OZAUKEE

     This Agreement is entered into by Buyer upon the understanding, and First Ozaukee represents and warrants, that the following Statements of Essential Facts, being the only representations or warranties made to Buyer by or on behalf of First Ozaukee in connection with the transactions contemplated by this Agreement and the exhibits and schedules hereto, are true and correct on the date of this Agreement and as of the Closing:

     2.1  ORGANIZATION, GOOD STANDING AND AUTHORITY.

          (a) FOCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, is duly licensed or qualified to do business and is in good standing in all jurisdictions where its ownership of properties and assets or the conduct of its business requires it to be so qualified or licensed and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. FOCC is a duly registered bank holding company under the BHC Act. Except with regard to FOSB, FOCC does not own or control any voting stock or equity securities of any other entity.

          (b) FOSB is a Wisconsin state-chartered savings bank duly organized, validly existing and in good standing under the laws of the State of Wisconsin, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires it to be so qualified and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. FOSB is a member in good standing of the Federal Home Loan Bank System. The deposits of FOSB are insured up to the applicable limits by the FDIC through the Savings Association Insurance Fund. FOSB does not own or control any voting stock or equity securities of any other entity.

     2.2  ORGANIZATIONAL DOCUMENTS; MINUTES AND STOCK RECORDS.   SCHEDULE
2.2 contains a copy of the Articles of Incorporation and By-Laws of FOCC and the Articles of Incorporation and By-Laws of FOSB, in each case as amended to the date hereof. First Ozaukee has provided Buyer such other documents relating to the authority of FOCC and FOSB to conduct their business as Buyer has requested. All such documents are true, complete and correct copies of the original documents. The stock register and minute books of FOCC and FOSB, copies of which have been provided to Buyer, are complete and correct in all material respects and accurately reflect all meetings, consents and other actions of the organizers, incorporators, shareholders and stockholders (as the case may be), Board of Directors and committees of the Board of Directors of FOCC and FOSB and all transactions in the capital stock of FOCC and FOSB, occurring since FOCC's initial organization.

     2.3  CAPITALIZATION OF FIRST OZAUKEE.

          (a) The authorized capital stock of FOCC consists of 4,000,000 shares of common stock, $1.00 par value per share, of which 627,477 shares are issued and outstanding and 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding. These 627,477 shares are the only shares of Common Stock, debt or equity securities of FOCC issued and outstanding. 60,334 shares of common stock are reserved for issuance upon the exercise of options issued under First Ozaukee's Option Plan ("FOCC Stock Options") of which

60,334 are subject to options presently outstanding.   Set forth on
SCHEDULE 2.3 is a list of the option holders, the date of the issuance of each FOCC Stock Option, the number of shares subject to each FOCC Stock Option, the expiration date of each FOCC Stock Option and the exercise
price for each FOCC Stock Option.    The issued and outstanding shares of
FOCC have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights. Except for the aforesaid options to purchase shares of FOCC Common Stock (which shall be canceled pursuant to Section 1.6 hereof), and except for the rights of Buyer under this Agreement, there are or will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from FOCC any shares of capital stock, debt or other equity securities of FOCC, or any other securities representing the right to purchase or otherwise receive any shares of capital stock or other debt or equity securities of FOCC, whether now or hereafter authorized or issued. No capital stock or other security issued by FOCC or FOSB has been issued in violation of, or without compliance with, preemptive rights of their respective shareholders.

          (b) The authorized capital stock of FOSB consists of 4,000,000 shares of common stock, $1.00 par value per share, of which 1000 shares are issued and outstanding and 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding.
These 1000 shares are the only shares of common stock, debt or equity securities of FOSB issued and outstanding. FOCC owns all of the issued and outstanding shares of capital stock of FOSB, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the rights of Buyer under this Agreement, there are and will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from FOSB any shares of capital stock, debt or equity securities representing the right to purchase or otherwise receive any shares of capital stock, debt or equity securities of FOSB, whether now or hereafter authorized or issued.

     2.4 FINANCIAL STATEMENTS AND OTHER REPORTS. The financial condition of FOSB is reflected in the consolidated financial statements of FOCC. FOCC has furnished, or will furnish prior to the Closing when such reports become available, Buyer true and complete copies of the following financial statements and reports of FOCC and FOSB:

          (a)    Consolidated Statements of Financial Condition,
Statements of Income, Statements of Cash Flows and Statements of
Stockholders' Equity of FOCC at and for the years ended September 30, 1996, 1995, 1994 and 1993;

          (b) First Ozaukee's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") for the years ended

September 30, 1996, 1995 and 1994 and First Ozaukee's Quarterly Report on Form 10-QSB filed with the SEC for each quarter following September 30, 1996 and ended through the last quarter prior to the Closing.

          (c) Call Reports filed with the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions or its predecessors for the fiscal years ended September 30, 1996 and 1995; and

          (d) Consolidated Statements of Financial Condition and Statements of Income prepared by FOCC for the interim period from October 1, 1996 and ended through the last month prior to the Closing
(subsections 2.4 (a-d) collectively, the "First Ozaukee Financial
Statements").

          The First Ozaukee Financial Statements described in clause (a) above are audited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of FOCC at the dates shown and the results of operations for the periods then ended. The interim financial statements described in clause (d) are unaudited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position of FOCC.

          To the best of First Ozaukee's knowledge, the books and records of First Ozaukee are true and correct and accurately reflect the financial condition of First Ozaukee. The information contained in the First Ozaukee Financial Statements described in clauses (b), (c) and (d) above, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. All costs and expenses reasonably estimated to be incurred by First Ozaukee shall be paid or accrued on or prior to the Closing Date.

     2.5 REPORTS TO REGULATORS. Since January 1, 1991, First Ozaukee has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto required to be filed with (i) the Federal Reserve Board, (ii) the Office of Thrift Supervision ("OTS"), (iii) the Wisconsin Department of Financial Institutions and its predecessor, and (iv) any other financial institution regulatory authority (collectively the "FOCC Regulatory Reports"). FOCC and FOSB have paid all fees and assessments due and payable in connection with the FOCC Regulatory Reports. As of their respective dates, such FOCC Regulatory Reports complied in all material respects with the statutes, rules and regulations in force or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. First Ozaukee has provided to Buyer copies of all such reports, registrations and statements. Except for normal examinations conducted by regulatory agencies in the regular course of the business of First Ozaukee, no regulatory agency has initiated any proceeding or, to the best knowledge of First Ozaukee no regulatory agency has indicated that it is considering initiating an investigation into the business or operations of First Ozaukee since January 1, 1991. There is no material unresolved violations of laws or regulations of any regulatory agency with respect to any report or statement relating to any examinations of First Ozaukee.

     2.6 SEC REPORTS. FOCC has provided to Buyer copies of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed by FOCC with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively the "Securities Acts") since January 1, 1991 (collectively the "FOCC SEC Filings") and (b) communication mailed by FOCC to its shareholders since January 1, 1991, and no such registration statement, prospectus, report, schedule, proxy, statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of their respective filing and effective dates, the FOCC SEC filings complied in all material respects with the published rules and regulations of the SEC with respect thereto since January 1, 1991. FOCC has timely filed all reports, registration statements and other documents required to be filed by it under the Securities Acts.

     2.7 UNDISCLOSED LIABILITIES. First Ozaukee has no liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, existing or arising out of any transaction or state of facts existing on or prior to the date hereof except (a) as fully disclosed, reflected or reserved against in the First Ozaukee Financial Statements,
(b) as and to the extent arising under contracts, commitments, transactions or circumstances identified in this Agreement or the schedules or exhibits provided for herein, and (c) as and to the extent incurred in the ordinary course of business since September 30, 1996.

     2.8 LOAN PORTFOLIO. Except as disclosed on SCHEDULE 2.8, the loans contained in the loan portfolio of FOSB are evidenced by promissory notes or other evidences of indebtedness, which, with all ancillary security documents, constitute, valid and binding obligations of FOSB and each of the other parties thereto enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and by applicable laws or principles of equity which may affect the availability of equitable remedies. First Ozaukee has provided Buyer with a true and correct Loan Portfolio Report which sets forth the current status of each loan, including, but not limited to, the outstanding principal and interest, payment history, whether any defaults have occurred, the nature and basis for any renewals, loan modifications or any other agreements which materially altered or changed the terms of the loan when it was originated or purchased, and any and all collection efforts or loan workouts engaged in by First Ozaukee. To the best of

<PAGE 19>

First Ozaukee's knowledge, except as disclosed on SCHEDULE 2.8, none of such loans is subject to any defense, set-off or counterclaim of any party liable thereon and all such loans which are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens. FOSB's reserve for loan losses has been calculated in accordance with prudent and customary banking practices and is adequate to reflect the risk inherent in FOSB's loan portfolio.

     2.9 NO ADVERSE CHANGES. Other than as specifically disclosed in this Agreement, the First Ozaukee Financial Statements, the schedules or exhibits provided for herein, or any other writing delivered to Buyer, since September 30, 1996, First Ozaukee has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, had, or could reasonably be expected to have, a material adverse effect on First Ozaukee, nor occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to (i) changes in laws, regulations and GAAP or interpretations, or (ii) general economic or competitive conditions) that may reasonably be expected to result in a material adverse change in First Ozaukee's business, income, assets, liabilities or financial condition.

     2.10 CONDUCT OF BUSINESS IN NORMAL COURSE. The business of First Ozaukee has, since September 30, 1995, been conducted only in the ordinary and usual course consistent with past practice.

     2.11 PROPERTIES AND ASSETS. The assets reflected in the most recent of the First Ozaukee Financial Statements or identified in this Agreement or the schedules or exhibits provided for herein include substantially all of the assets owned by First Ozaukee, except for those subsequently disposed of for fair value or otherwise abandoned or disposed of as worthless in the ordinary course of business. First Ozaukee has a valid right to use or a valid leasehold interest in, all real property used by it in the conduct of its business as it is now being conducted, subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claim or charge of any kind except for (i) liens for taxes not yet due and payable, (ii) rights of other parties under leases or other arrangements by which First Ozaukee uses such real property, and (iii) minor imperfections of title none of which is substantial in amount, materially detracts from the value or impairs First Ozaukee's present use of the property. To the best of First Ozaukee's knowledge, all material certificates, licenses, and permits required for the lawful use and occupancy of such real property by First Ozaukee, have been obtained and are in full force and effect. Except as disclosed on SCHEDULE 2.11, all material tangible personal property owned by First Ozaukee, or used by it in its business and necessary for the operation of its business, is in good working condition, normal wear and tear excepted free and clear of all liens and encumbrances.

     2.12 INSURANCE. SCHEDULE 2.12 sets forth a complete and correct list of all policies of insurance and bonds in which First Ozaukee is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations and personnel of First Ozaukee or which is owned or carried by First Ozaukee and any claims pending with regard to such policies and bonds. First Ozaukee has in full force and effect the policies of insurance and bonds set forth in SCHEDULE 2.12 and same are commercially reasonable and adequate for the operations of First Ozaukee. There has been no notice given by any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereof, or canceling or threatening cancellation of any such insurance contracts.

     2.13 LITIGATION AND COMPLIANCE WITH LAWS. First Ozaukee and FOSB's institution-affiliated parties (as defined in 12 U.S.C. <section>1813(u)) with respect to participation in the affairs of First Ozaukee, are each in compliance with all material applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the business of banking or acting as a fiduciary, including, but not limited to those laws and regulations relating to the investment of funds, the taking of deposits, the extension of credit, the collection of interest, and the location and operation of banking facilities, or
(b) that otherwise relate to or affect the business or assets of FOSB or the assets owned, used or occupied by it. Except as disclosed in
SCHEDULE 2.13,

          (i) there are no claims, actions, suits, orders, proceedings or governmental or regulator investigations pending, or, to the knowledge of First Ozaukee, threatened against First Ozaukee, or FOSB's institution-affiliated parties (in their capacities as such) with respect to their participation in the affairs of First Ozaukee, at law or in equity, or before any federal, state, municipal, administrative or other governmental authority or court, or before any arbitrator or arbitration panel, whether by contract or otherwise; and

          (ii) except as set forth in SCHEDULE 2.13, there is no decree, judgment, order, supervisory agreement, extraordinary supervisory letter, commitment letter, consent agreement or memorandum of understanding entered into or in existence against or restraining FOCC or FOSB, or any of FOSB's institution-affiliated parties with respect to their participation in the affairs of First Ozaukee from taking any actions of any kind in connection with the business of First Ozaukee or FOSB, as the case may be. First Ozaukee has not been advised by, nor has it received from any regulatory authority any notice or, to the knowledge of First Ozaukee, threat of enforcement actions or that any regulatory authority is considering or requesting any regulatory agreement, and it has no basis for believing that any such notice or, to the knowledge of First Ozaukee, threat not otherwise disclosed to Buyer is contemplated.

     2.14 CONFLICT OF INTEREST TRANSACTIONS.  Except as reflected in
SCHEDULE 2.14, no executive officer or director of First Ozaukee, or holder of 10% or more of the common stock of First Ozaukee, or any member of the immediate family of any such person has, since September 30, 1995, been involved in any transaction with First Ozaukee (excluding transactions in deposit accounts) which involves an amount in excess of $15,000 or has been involved in any other material transaction with First Ozaukee or has had loans or any commitment to loan outstanding from FOSB involving in excess of $15,000.

     2.15 MATERIAL CONTRACTS. SCHEDULE 2.15 sets forth a Schedule of Material Contracts, and completely and accurately lists or describes the following material contracts, commitments or arrangements (whether written or oral) under which First Ozaukee is obligated:

          (a) All consulting arrangements, and contracts for professional and other services, including those under which First Ozaukee performs services for others, that are not terminable by First Ozaukee without damages or penalty with thirty (30) days notice;

          (b) All leases of real estate or personal property, exclusive of leases of personal property whereunder total annual rentals are, in each instance, less than $5,000 or wherein the aggregate exceeds $20,000;

          (c) All contracts, commitments and agreements for the purchase, acquisition, development, sale or disposition of real or personal property, exclusive of conditional sales contracts and security agreements for the acquisition of personal property whereunder total future payments are, in each instance, less than $5,000 or wherein the aggregate exceeds $20,000;

          (d) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) under which First Ozaukee or FOSB has or may have any obligation ("First Ozaukee ERISA Plans"), and all employment contracts, all other employee compensation arrangements, all severance agreements and all other bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, formal or informal, under which First Ozaukee or FOSB has or may have any obligation ("First Ozaukee non-ERISA Plans" and, together with the First Ozaukee ERISA Plans, the "First Ozaukee Benefit Plans");

          (e) All outstanding loans, loan commitments, credit agreements, conditional sales contracts, title retention agreements or security agreements relating to money borrowed by First Ozaukee, letters of credit or other financial accommodations, including modification or amendments thereof, extended by FOSB for the benefit of others wherein the total loan and/or commitment of FOSB exceeds $100,000;

          (f)    All union and other labor contracts;

          (g) All agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements, which are with officers or directors of the First Ozaukee, any Affiliates of First Ozaukee within the meaning of Section 23A of the Federal Reserve Act, or any record or beneficial owner of 10% or more of the common stock of First Ozaukee, excepting any ordinary and customary banking relationships that comply with applicable banking regulations;

          (h) All loans from FOSB held by officers, directors or employees of FOCC or FOSB;

          (i) All agreements, loans, contracts, leases, guarantees, letters of credit, lines of credit or commitments of First Ozaukee not referred to elsewhere in this section which: involve payment by First Ozaukee of more than $5,000 individually; involve payment based on profits of First Ozaukee; or relate to the future purchase of goods or services in excess of the requirements of its business at current levels or for normal operating purposes, were not made in the ordinary course of business; and

          (j) Each other material contract to which First Ozaukee is a party or under which it is obligated made other than in the usual or ordinary course of business and which is not terminable by First Ozaukee without damages or penalty with thirty (30) days notice.

     Except as disclosed on SCHEDULE 2.15, and except with regard to loans made by FOSB in the ordinary course of its business, to the best of First Ozaukee's knowledge there are no other material contracts, commitments or arrangements (whether written or oral) under which First Ozaukee is obligated wherein the aggregate commitment of First Ozaukee exceeds $25,000.

     2.16 NO DEFAULTS. To the best of First Ozaukee's knowledge, all material contracts, commitments or arrangements of First Ozaukee set forth on SCHEDULE 2.15 are valid and in full force and effect. To the best of its knowledge, First Ozaukee has fulfilled and taken all action reasonably necessary to date to enable it to fulfill when due, all material obligations under all contracts, commitments and arrangements to which it is a party; and there are no material defaults and no events have occurred that, with the lapse of time or election of any other party, will become material defaults by it under any such contracts, commitments or arrangements.

     2.17 ADDITIONAL SCHEDULES. The following additional schedules are attached hereto:

          (a) SCHEDULE 2.17(A) is a Real Estate Schedule describing all real estate owned by or in which First Ozaukee has any interest, or which is the subject of pending foreclosure proceedings by First Ozaukee, indicating in each case whether such real estate is improved and the nature of any material encumbrances, defects of title or environmental conditions of which First Ozaukee has knowledge; and

          (b) SCHEDULE 2.17(B) is a Securities Schedule of all investment securities owned by First Ozaukee.

     2.18 TAXES.

          (a) No application for extension of time for filing any tax return or consent to any extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to First Ozaukee, and all tax returns and information returns required to be filed by First Ozaukee with the United States or any state or local government unit have been, and until the Closing will have been, timely filed.
First Ozaukee has duly paid all taxes due and is not delinquent in the payment of any taxes claimed to be due by any taxing authority and adequate provisions for taxes have been made on its books. None of First Ozaukee's federal or state income tax returns is being examined by the appropriate federal or state agency. First Ozaukee has not received any notice of any proposed deficiency for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto. First Ozaukee is not a member of any consolidated group for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) Amounts withheld by FOCC and FOSB from their employees for all prior periods comply in all material respects with the tax withholding provisions of applicable federal, state and local laws. Federal, state, county and local returns which are accurate and complete in all material respects have been filed by First Ozaukee for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a material adverse effect on First Ozaukee. There are no tax liens upon any property or assets of First Ozaukee except liens for current taxes not yet due.

          (c) First Ozaukee has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by First Ozaukee, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the First Ozaukee Financial Statements, First Ozaukee has not entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a material adverse effect on First Ozaukee.

          (d) As used in this Agreement, the term "tax" or "taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     2.19 EMPLOYEE COMPENSATION AND BENEFIT PLANS.

          (a) Each of the First Ozaukee Benefit Plans has been administered, in all material respects, in compliance with its terms and the requirements of applicable law. First Ozaukee does not maintain any First Ozaukee Benefit Plan nor has it entered into any document, plan or agreement, other than the First Ozaukee Option Plan, the First Ozaukee Capital Corp. Incentive Plan ("First Ozaukee Incentive Plan") and employment agreements with Russell S. Jones and Mary E. Lammers, which contains, directly or indirectly, any change in control provisions that would cause an increase or acceleration of benefits or benefit entitlements to officers, directors, employees or former officers, directors or employees of First Ozaukee or their respective beneficiaries, or other event that would cause an increase in liability to First Ozaukee as a result of the transactions contemplated by this Agreement. First Ozaukee does not have and has not had any First Ozaukee Benefit Plans which are subject to Title IV of ERISA. Neither First Ozaukee nor any of its affiliates, its employees, directors or agents, or any fiduciary, has violated Section 406 of ERISA or engaged in any "Prohibited Transaction" (as defined in Section 4975(c)(1) of the Code) with respect to any First Ozaukee ERISA Plan. Each First Ozaukee ERISA Plan that is intended to be qualified under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code and its related funding vehicle is tax-exempt, under Section 501 of the Code. No matter is pending relating to any First Ozaukee Benefit Plan before any court or governmental agency. Neither First Ozaukee, nor any of its affiliates is, or has ever been, obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA). Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code or as reflected on SCHEDULE 2.19 delivered pursuant hereto, neither First Ozaukee, nor any other party on behalf of First Ozaukee, has any obligation or commitment to provide health, disability, or life insurance or similar welfare benefits to former employees or members of their families.

          (b) Except as otherwise provided herein, as of the Closing, each of the First Ozaukee Benefit Plans shall be fully funded and terminated.

     2.20 AUTHORIZATION OF TRANSACTIONS.

          (a) The execution, delivery and performance of this Agreement by FOCC have been duly authorized by the Board of Directors of FOCC. Subject to approval by the shareholders of FOCC as contemplated by
Section 5.1(e) hereof and regulatory approval, FOCC has full corporate power to execute, deliver and perform this Agreement and the Plan of

Merger and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the Articles of Incorporation or By-Laws of FOCC or FOSB or any orders, agreements or directives to which FOCC or FOSB is a party or is otherwise bound. Except for the regulatory approvals referred to in Section 5.1(d), approval of shareholders referred to in
Section 5.1(e) hereof, or consents, if any, to be obtained pursuant to
Section 5.1(i) hereof, no consent of any regulatory authority or other person is required to be obtained by FOCC in order to permit FOCC to perform its obligations hereunder or to permit consummation of the Merger.

          (b) Except as disclosed in SCHEDULE 2.20, neither the execution and delivery of this Agreement by FOCC, the consummation by FOCC of the transactions contemplated hereby, nor the compliance by FOCC with any of the terms or provisions hereof will violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First Ozaukee under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Ozaukee is a party, or by which FOCC, FOSB or any of their respective properties or assets may be bound or affected, except for those events which, either individually or in the aggregate, will not have or be reasonably likely to have a material adverse affect on First Ozaukee.

     2.21 ENVIRONMENTAL SUITS AND PROCEEDINGS.

          (a) Neither FOCC nor FOSB have been or is in violation of or liable under any Environmental Law, except as set forth on SCHEDULE 2.21(A).

          (b) None of the loan portfolio properties and other properties owned by FOCC or FOSB has been or is in violation of any Environmental Law and neither FOCC nor FOSB are liable for any such violations except as set forth on SCHEDULE 2.21(B).

          (c) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the loan portfolio properties and other properties owned by FOCC or FOSB under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except as set forth on SCHEDULE 2.21(C).

          (d) Set forth in SCHEDULE 2.21(D) are copies of all final and draft studies, reports, updates or results of any investigations regarding the Cedarburg facility or surrounding properties prepared by or on behalf of First Ozaukee.

          (e)    To the best of First Ozaukee's knowledge, identified on
SCHEDULE 2.21(E) are all investigations regarding the Cedarburg facility or surrounding properties prepared or conducted by any person. First Ozaukee has provided copies of all final and draft studies, reports, updates or results of investigations regarding the Cedarburg facility or surrounding properties prepared or conducted by any person not included in Schedule 2.21(d) in its possession to Buyer.

          (f) For purposes of this Agreement, the following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, production, release or disposal of hazardous substances. The term "Environmental Law" includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), according to 42 U.S.C. <section> 9601, ET SEQ.; the Resource Conservation and Recovery Act, as amended 42 U.S.C. <section> 6901, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. <section> 7401, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. <section> 1251, ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C. <section> 9601, ET SEQ.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
<section> 11001, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.
<section> 300(f), ET SEQ.; and all comparable state and local laws, and
(2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any hazardous substance.

     "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. "Hazardous Substances" shall include without limitation petroleum or any derivative or byproduct thereof, asbestos, radioactive material and polychlorinated biphenyls.

     The term "loan portfolio properties and other properties owned" means those properties owned, leased, operated, or held by First Ozaukee as a fiduciary for the account of others, or which collateralize any outstanding loan or line of credit, whether or not such loan or line of credit is or has been in default.

     2.22 CONTAMINATED PROPERTIES.

          (a) Except as disclosed in SCHEDULE 2.22, none of the properties owned or leased by First Ozaukee or, to the knowledge of First Ozaukee, held by First Ozaukee as a fiduciary for the account of others, or which collateralize any outstanding material loan or line of credit, whether or not such loan or line of credit is or has been in default, is contaminated with any Hazardous Substances.

          (b) To the knowledge of First Ozaukee, except as disclosed in SCHEDULE 2.22, First Ozaukee neither is nor may it be deemed to be an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a "hazardous substance" as these terms are defined in CERCLA.

     2.23 CHANGE IN BUSINESS RELATIONSHIPS.  Except as described in
SCHEDULE 2.23, First Ozaukee has no knowledge, whether on account of this Agreement or otherwise, that any customer, agent, representative or supplier intends to discontinue, diminish, or change its relationships with First Ozaukee, the effect of which would be materially adverse to First Ozaukee's business.

     2.24 BROKER'S AND FINDER'S FEES. Neither First Ozaukee nor any of their respective officers or directors has employed any broker or finder, nor has incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation in respect of the transactions contemplated hereunder except for fees and expenses that may be owed to Baird for investment banking services.

     2.25 FIRST OZAUKEE OFFICERS. SCHEDULE 2.25 lists the names and positions of all officers of FOCC and FOSB and the person to whom such officers report.

     2.26 POST RETIREMENT WELFARE BENEFIT PROGRAM.  Set forth in SCHEDULE
2.26 is a copy of The First Ozaukee Post Retirement Welfare Benefit Program. Mr. Russell S. Jones is the only corporate officer of First Ozaukee who has at least twenty-five years of service with First Ozaukee and who has any vested rights under the First Ozaukee Post Retirement Welfare Benefit Program.

     2.27 ENVIRONMENTAL REMEDIATION. Set forth in SCHEDULE 2.27 is a copy of the acknowledgment letter from the Wisconsin Department of Commerce (WDCOM) confirming that costs associated with the remediation of Hazardous Substances at the Cedarburg Facility are eligible for reimbursement from PECFA pursuant to the laws and regulations governing PECFA.

                              ARTICLE III
            STATEMENTS OF ESSENTIAL FACTS CONCERNING BUYER

     This Agreement is entered into by FOCC upon the understanding, and Buyer represents and warrants, that the following Statements of Essential Facts, being the only representations or warranties made to First Ozaukee by or on behalf of Buyer in connection with the transactions contemplated by this Agreement and the exhibits and schedules hereto are true and correct on the date of this Agreement:

     3.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to own its property and assets and to carry on its business as now being conducted. On or prior to the Closing, Buyer will be duly qualified as a foreign corporation in the State of Wisconsin, and will be qualified to engage in business as a foreign corporation in any other state or jurisdiction where the properties and assets owned, leased or operated or the business conducted by it requires such qualification and the failure to so qualify would have a material adverse affect on the business of Buyer.

     3.2 FINANCIAL STATEMENTS AND OTHER REPORTS. Buyer has furnished FOCC true and complete copies of the following financial statements and reports of Buyer and its financial institution subsidiary or subsidiaries, as the case may be:

          (a)    Consolidated Statements of Financial Condition,
Statements of Income, Statements of Cash Flow and Statements of
Stockholders' Equity at and for the years ended December 31, 1996, 1995, 1994 and 1993 (collectively, "Buyer Financial Statements"); and

          (b) Consolidated Statement of Financial Condition and Statements of Income at and for the three months ended March 31, 1997.

          (c) Call Reports filed with the FDIC for the fiscal years ended December 31, 1996, 1995 and 1994.

          The Buyer Financial Statements described in clause (a) are audited and have been prepared in accordance with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of Buyer at the dates shown and the results of operations for the periods then ended. The interim financial statements described in clause (b) are unaudited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position of Buyer.

          The information contained in the reports described in clauses
(b) and (c) above do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     3.3 AUTHORIZATION OF TRANSACTIONS. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by the Board of Directors of Buyer, this being the only authorization required under Buyer's Articles of Incorporation, its By-Laws, or governing statutes. Buyer has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance do not violate any provisions of the Articles of Incorporation of Buyer, its By-Laws, or any orders, agreements or directives to which Buyer is a party or is otherwise bound. Except for the regulatory approvals referred to in
Section 5.2(c) hereof, and the approvals of the Board of Directors of CIBAC and of the sole shareholder of CIBAC referred to in Section 5.2(g) hereof, no consent of any regulatory authority or other person is required to be obtained by Buyer in order to permit Buyer to perform its obligations hereunder or to permit consummation of the Merger.

     3.4 BROKER'S AND FINDER'S FEES. Neither Buyer, nor any of its respective officers or directors has employed any broker or finder nor has incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation in respect of the transactions contemplated hereunder.

     3.5 FINANCIAL RESOURCES. Buyer has the financial wherewithal, whether by using its internal funds, external financing, or both, to perform its obligations under this Agreement. Buyer and its subsidiaries are, and will be following the Merger, in compliance with all applicable capital, debt and financial and non-financial criteria of state and federal banking agencies having jurisdiction over them. Buyer has no knowledge of any facts or conditions applicable to it or its subsidiaries that would reasonably lead Buyer to believe the Merger will not be approved by the Federal Reserve Board and other state and federal banking agencies having jurisdiction.

     3.6 EMPLOYEE COMPENSATION AND BENEFIT PLANS. Each of the Buyer's employee benefit plans (as defined in Section 3(3) of ERISA) under which Buyer has or may have any obligation ("Buyer ERISA Plans"), and all employment contracts, all other employee compensation arrangements, all severance agreements and all other bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, funded or unfunded, under which Buyer has or may have any obligation ("non-ERISA Plans," and, together with Buyer ERISA Plan, the "Buyer Benefit Plans") has been administered, in all material respects, in compliance with its terms and the requirements of applicable law. Buyer does not have and has not had any Buyer Benefit Plans which are subject to Title IV of ERISA. Neither Buyer nor any of its affiliates, its employees, directors or agents, or any fiduciary, has violated Section 406 of ERISA or engaged in any "Prohibited Transaction" (as defined in Section 4975(c)(1) of the Code) with respect to any Buyer ERISA Plan. Except as set forth on the
SCHEDULE 3.6, the Schedule of Plan Liabilities, each Buyer ERISA Plan that is intended to be qualified under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code and its related funding vehicle is tax-exempt, under Section 501 of the Code. No matter is pending relating to any Buyer Benefit Plan before any court or governmental agency. Neither Buyer, nor any of its affiliates is, or has ever been, obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA). Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code or as reflected on SCHEDULE 3.6 delivered pursuant hereto, neither Buyer, nor any other party on behalf of Buyer, has any obligation or commitment to provide health, disability, or life insurance or similar welfare benefits to former employees or members of their families.

                              ARTICLE IV
                         ADDITIONAL AGREEMENTS

     4.1 CONDUCT OF BUSINESS OF FIRST OZAUKEE. Between the date hereof and the Closing Date, the business of First Ozaukee shall be conducted in the usual, regular and ordinary course consistent in all material respects with prudent banking practices and First Ozaukee shall use reasonable efforts to preserve intact its reputation and business relationships with suppliers, customers, employees and others having
business relationships with First Ozaukee.   Without limiting the
foregoing, without the prior written consent of Buyer;

          (a) no change shall be made in the Articles of Incorporation or By-Laws of FOCC or FOSB or in the number of issued and outstanding FOCC Shares or Stock Options except for changes resulting from exercise of existing Stock Options in accordance with their terms;

          (b) no bonuses shall be awarded or paid to any officer or employee of First Ozaukee and the compensation of officers and employees of First Ozaukee shall not be increased;

          (c) no loans, or renewals or restructurings of loans for $200,000 or more (including aggregation of loans to any one customer or related entities) shall be made by FOSB except in the ordinary course of business and consistent in all material respects with prudent banking practices and policies and applicable rules and regulations or regulatory authorities with respect to amount, terms, security and quality of the borrower's credit;

          (d) no dividends or other distributions shall be declared or paid by First Ozaukee nor shall First Ozaukee adjust, split, combine or reclassify any capital stock; nor directly or indirectly redeem, purchase or otherwise acquire any of its shares of capital stock or grant any appreciation rights, if any, or grant any individual or corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock, preferred stock, debt or other equity securities except pursuant to the exercise of the stock options identified on SCHEDULE 2.3;

          (e) First Ozaukee shall use its best efforts to maintain its present insurance and bond coverage in respect of its properties, assets and business;

          (f) First Ozaukee shall make no investment either by purchase of stock or securities (other than investment securities allowed pursuant to clause (h) of this Section 4.1), contributions to capital, property transfers, or purchase any property or assets of any other individual, corporation or other entity in excess of $10,000;

          (g) except for transactions in the ordinary course of business consistent with past practice, First Ozaukee shall not enter into, terminate or extend any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases, and then only if such changes do not materially alter the terms of the agreement;

          (h) First Ozaukee shall neither purchase nor designate any existing or additional securities as "Held to Maturity", purchase any security with a maturity in excess of six months, nor restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported unless otherwise required by GAAP;

          (i) no significant changes outside the ordinary course of business shall be made in the general nature of the business conducted by First Ozaukee, including but not limited to the investment or use of its assets, the liabilities it incurs, or the facilities it operates;

          (j) no employment, consulting or other similar agreements shall be entered into by First Ozaukee;

          (k) except as provided herein, First Ozaukee shall not fail to terminate all First Ozaukee Benefit Plans prior to the Closing;

          (l) First Ozaukee shall not fail to timely file all required tax returns with, and make or accrue all payments to all applicable taxing authorities and will not make any application for or consent to any extension of time for filing any tax return or any extension of the period of limitations applicable thereto;

          (m) First Ozaukee shall not incur any expense outside the ordinary course of its business, nor make or incur any expenditure for fixed assets, in excess of $15,000 for any single item, or $30,000 in the aggregate, or enter into any leases of fixed assets having an aggregate annual rental in excess of $30,000;

          (n) First Ozaukee shall not sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation, or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by such person, nor incur any liabilities or obligations, make any commitments or disbursements or acquire any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;

          (o) First Ozaukee shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to applicability of any exemptions contained in said Section 23A);

          (p) no changes of a material nature shall be made in First Ozaukee's accounting procedures, methods, policies or practices or the manner in which they conduct their respective businesses and maintain their records;

          (q) First Ozaukee shall not accept, renew or purchase any brokered deposits, nor accept, renew or purchase public funds in excess of 5% of the total deposits of FOSB.

     4.2 CONDUCT OF BUSINESS OF BUYER. Between the date hereof and the Closing Date, the business of Buyer shall be conducted (and Buyer shall cause the business of its subsidiaries to be conducted) in the usual and ordinary course consistent in all material respects with prudent banking practices and in a manner that will not materially adversely affect Buyer's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Buyer's ability to perform its obligations under this Agreement.

     4.3 ACCESS TO INFORMATION. To the extent permissible under law, First Ozaukee will (a) give Buyer and its officers, employees, accountants, counsel and other representatives full access to further information (including, but not limited to, books, records, contracts, commitments, files, correspondence, tax work papers and audit work papers) with respect to First Ozaukee (other than records, files, correspondence and findings of the Board of Directors related to the possible sale of First Ozaukee); (b) supply to Buyer and its officers, employees, accountants, counsel and other representatives, as soon as they become available, all reports on loans and investments of First Ozaukee, month-end prepared balance sheets and profit and loss statements, internal and external audit reports and such other reports of First Ozaukee that Buyer may reasonably request; and (c) supply to Buyer a copy of each final registration statement, prospectus, report, schedule and definitive proxy statement and other document filed or received by it pursuant to the requirements of the Securities Acts and regulatory authorities. Buyer will use such information solely for the purpose of conducting business, legal and financial reviews of First Ozaukee and for such other purposes as may be related to this Agreement, and Buyer will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information. Pending the Closing, representatives of Buyer shall, during normal business hours and on reasonable advance notice to First Ozaukee, be given full access to First Ozaukee's properties, records and business activities and afforded the opportunity to observe its business activities and consult with its directors and officers regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by First Ozaukee with all terms of this Agreement), provided that the foregoing do not interfere with the business operations of First Ozaukee.

     4.4 FIRST OZAUKEE SHAREHOLDERS' MEETING. As soon as practicable after Buyer's application to the Board of Governor's of the Federal Reserve System for approval to acquire control of First Ozaukee has been accepted as informationally complete, FOCC shall call and hold a special meeting of its shareholders to act upon and consider this Agreement and the Plan of Merger and the transactions therein contemplated in accordance with its Articles of Incorporation, its By-Laws, and the applicable statutes of the State of Wisconsin. FOCC, acting through its Board of Directors, shall recommend to its shareholders that they vote their shares in favor of the Merger and the transactions herein contemplated, and FOCC shall reflect such recommendations in any proxy statement mailed to its shareholders, unless FOCC shall have received an unsolicited offer from a third party where the Board of Directors of FOCC reasonably believes its fiduciary duties require a different recommendation.

     4.5 REASONABLE EFFORTS. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to the Closing and to consummate the Merger as soon as practicable. Neither of the parties hereto shall take any action that is intended or may reasonably be expected to result in a breach of the terms of this Agreement; any of its representations or warranties contained herein or in the schedules or exhibits provided for herein to be or become untrue; in any of the conditions set forth in Article V not being satisfied; or which would adversely effect the ability of Buyer to obtain any necessary regulatory approvals .

     4.6 REGULATORY APPROVALS. Buyer, as soon as is reasonably practical, will take all appropriate actions necessary to obtain the regulatory approvals referred to in Section 5.1(d) hereof, and First Ozaukee will cooperate fully in the process of obtaining all such approvals. Without limiting the foregoing, within 30 days after the date of this Agreement, Buyer will submit initial applications necessary to obtain the regulatory approvals referred to in Section 5.1(d) hereof. In the event First Ozaukee fails to provide necessary information required by Buyer to complete the initial applications in a timely fashion, the 30 day time period provided herein shall be extended by a reasonable period of time. Buyer will provide First Ozaukee on a timely basis with copies of all applications or notices submitted to any regulatory authority, and all comments and correspondence sent or received with respect thereto.

     4.7 BUSINESS RELATIONS AND PUBLICITY. First Ozaukee will use reasonable efforts to preserve its reputation and relationships with suppliers, clients, depositors, customers, employees and others having business relations with First Ozaukee. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made without the prior mutual consent of the parties hereto; provided, however, that either party may release information in connection with or relating to this Agreement or the transactions contemplated hereby if, in the opinion of counsel, the release of such information is required, or as otherwise may be required by law; provided, further, that prior to the release of any such information, the releasing party shall first notify the other party of the reason for the release of the information and the information to be released.

     4.8 LOAN REVIEW. Prior to the Closing, Buyer shall be entitled to review First Ozaukee's loan portfolio, and shall be furnished with full information regarding the status of each loan contained therein (including, but not limited to, the payment history, whether any defaults have occurred, the nature and basis for any renewals, loan modifications or any agreements which materially altered or changed the terms of the loan when it was originated or purchased, and any and all collection efforts or loan workouts engaged in by First Ozaukee), as of a date not more than thirty (30) days prior to the Closing Date.

     4.9 CIBAC SHAREHOLDER APPROVAL. Buyer, as the entity that will be the owner of all of the outstanding shares of capital stock of CIBAC, shall cause this Agreement and the Plan of Merger to be approved in accordance with the WCBL.

     4.10 NO CONDUCT INCONSISTENT WITH THIS AGREEMENT. After the date of this Agreement, First Ozaukee shall not permit or authorize any of its officers, directors, shareholders or employees, or any investment banker, attorney, accountant, agent or other representative of First Ozaukee to directly or indirectly solicit, invite, entertain, encourage, facilitate, participate in or undertake any discussions for the purpose of merging or consolidating First Ozaukee with any other person, entity or group or causing First Ozaukee to sell any of its assets or any shares of its capital stock to any other person, entity or group or to issue or grant any options or rights to purchase shares of any class of its stock to any other person, entity or group or causing the liquidation of First Ozaukee, nor shall First Ozaukee enter into any agreement to accomplish any of the foregoing, except (i) upon the termination of this Agreement pursuant to Section 7.4(g) hereof; (ii) with the prior written consent of Buyer; (iii) pursuant to a written direction from any regulatory authority; or (iv) upon First Ozaukee receiving an unsolicited bonafide offer from a third party where the Board of Directors of FOCC reasonably believes that its fiduciary duties require it to enter into discussions with such party.

     4.11 BOARD OF DIRECTORS' NOTICES, MINUTES, ETC. First Ozaukee shall transmit to Buyer on a prompt and timely basis copies of all notices, minutes, consents and other materials that First Ozaukee provides its directors to the extent permissible under law other than materials relating to this Agreement, the Plan of Merger, or the transactions contemplated thereby; provided, however, that Buyer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

     4.12 CONFIDENTIAL INFORMATION. First Ozaukee and Buyer each covenants that, in the event the transactions contemplated in this Agreement are not consummated, each will keep in strict confidence, except as required by law, and return all documents containing any information concerning the properties, business and assets of the other party that may have been obtained in the course of negotiations or examination of the affairs of the other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or sources that are not bound by confidentiality obligations in favor of First Ozaukee).

     4.13 MAINTENANCE OF CAPITAL LEVELS. Buyer, its financial institution subsidiary or subsidiaries and First Ozaukee shall maintain at least the minimum capital levels as required by Regulatory
Authorities.  Buyer shall use its best efforts to take no action to cause
(i) the Regulatory Authorities to disapprove the transactions contemplated by this Agreement and the Plan of Merger, or (ii) the transactions contemplated by this Agreement and the Plan of Merger to fail to satisfy the standards of the Regulatory
Authorities.

     4.14 NO CONTROL OF FIRST OZAUKEE BY BUYER. Other then as set forth herein, until the Effective Time, the management of First Ozaukee and the authority to establish and implement its business policies shall reside solely in First Ozaukee's officers and Board of Directors.

     4.15 EMPLOYMENT AGREEMENTS. First Ozaukee shall not take any action to amend or extend the current employment agreements of Mr. Russell S. Jones and Ms. Mary E. Lammers without the prior written consent of Buyer.

     4.16 EMPLOYEES.

          (a) In the event Buyer terminates any employee of First Ozaukee (other than Mr. Russell S. Jones and Ms. Mary E. Lammers, whose severance benefits will be provided for in written employment and/or consulting agreements), within twelve (12) months after the Effective Time, and for a reason other than "Cause" (as defined below), Buyer shall provide lump sum cash severance payments to such employee at the time of termination in the following amounts: (i) non-officer -- 1/2 month per full year of service, maximum 3 months current monthly salary; and (ii) officer --1 month per full year of service, maximum 6 months current monthly salary. In computing such severance payments for regular part-time employees, their per month compensation shall be based on one-twelfth of the actual number of hours worked by any such employee during the fiscal year ended September 30, 1996.

          For purposes of this Agreement, "Cause" shall mean termination based upon: (i) an employee's willful or continued failure to perform substantially his or her duties with Buyer (other than as a result of incapacity due to physical or mental condition), or (ii) an employee's willful commission of misconduct that is or such that it may be materially injurious to Buyer, monetarily or otherwise, or (iii) an employee's conviction for a felony offense. For purposes of this paragraph, no act, or failure to act, on the employee's part, shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of Buyer.

          (b) Except as otherwise provided herein, Buyer and the Surviving Corporation shall not be responsible for the payment of any other obligations of First Ozaukee to its employees.

          (c) All employees of First Ozaukee shall be paid prior to the Effective Time for all wages, accrued but unpaid bonuses, accrued vacation time and all accrued and vested benefits.

          (d) First Ozaukee agrees to cooperate with Buyer regarding the manner in which the existing employees of First Ozaukee are notified of the execution of this Agreement. First Ozaukee shall announce the transactions contemplated by this Agreement at a meeting of its employees at which representatives of Buyer shall be allowed to be present and answer questions. First Ozaukee shall render reasonable assistance to Buyer in regard to employment of any of the First Ozaukee employees.

     4.17 INDEMNIFICATION AND DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Buyer agrees that from and after the Effective Time it shall indemnify and hold harmless each present and former director and officer of FOCC and FOSB (the "Indemnified Parties"), to the extent as provided in the Articles of Incorporation of FOCC as in effect at the time of Closing but in no event greater than those prescribed by law or any bank regulatory authority, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time that are related in whole or in part to his or her capacity as a director or officer of First Ozaukee, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable law (and First Ozaukee shall advance expenses as incurred to the full extent permitted under applicable law, provided the person to whom expenses are advanced provides, an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Prior to the Closing Date, First Ozaukee shall purchase at its own expense by single (one-time) premium tail directors' and officers' liability insurance coverage (of at least the same coverage and amounts, and containing terms which are not materially less advantageous than the policy in force on the date of this Agreement and more fully described on
SCHEDULE 2.12) for three (3) years from the Effective Time for present and former directors and officers for matters existing or occurring prior to, at or after the Effective Time.

     4.18 BOARD OF DIRECTORS OF FOCC AND FOSB. At the Effective Time, all Directors of FOCC and FOSB shall resign by submitting letters of resignation to Buyer, and shall be replaced by Directors selected by Buyer.

     4.19 OFFICER AND DIRECTOR LOANS. Subject to restrictions of applicable regulations and law, the loans from FOSB currently held by officers and directors and employees of FOSB will not be affected by the transactions contemplated hereby.

     4.20 EMPLOYEE BENEFIT PLANS.

          (a) Buyer agrees to continue to provide employees of First Ozaukee employed by the Surviving Corporation on or after the Effective Time (the "First Ozaukee Employees") with compensation that is no less favorable to that in effect as of the Effective Time, and terms of employment which are substantially comparable to those provided to other similarly situated employees of Buyer. Buyer shall allow such employees to participate in, and obtain those benefits afforded to other similarly situated employees of Buyer pursuant to the terms and conditions of such benefit programs.

          (b) Prior to the Effective Time, First Ozaukee and its representatives shall take all necessary action to terminate the First Ozaukee Savings Bank Employee Stock Ownership Plan (the "First Ozaukee ESOP"); including, but not limited to, amending the First Ozaukee ESOP to provide that no more contributions shall be made thereto and that any new employees as of the Effective Time shall not become participants. Within thirty (30) days of the date of this Agreement in anticipation of such termination, First Ozaukee and its representatives shall apply for and use their best efforts to obtain a favorable Final Determination Letter from the Internal Revenue Service (IRS) for a determination that the termination of the ESOP does not effect its prior qualified status.

          The loan between FOCC and the First Ozaukee ESOP (the "ESOP Loan") shall be repaid in full with cash received by the First Ozaukee ESOP from the Paying Agent for the FOCC Shares in the amount equal to the Merger Price multiplied by the number of unallocated shares held by the First Ozaukee ESOP, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the accounts of those First Ozaukee Employees who are participants and beneficiaries and such other participants and beneficiaries, if any (such individuals hereafter, the "ESOP Participants"), in accordance with the terms of the First Ozaukee ESOP as amended with respect to such termination. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accrued benefits under the First Ozaukee ESOP.

          As soon as practicable after the receipt of a letter from the IRS as to the tax qualified status of the First Ozaukee ESOP upon its termination under Section 401(a) and 4975(e) of the Code (the "Final Determination Letter"), distributions of the benefits under the First Ozaukee ESOP shall be made to the ESOP Participants. The remaining proceeds related to the unallocated shares after the payment of the ESOP loan shall be allocated to the ESOP Participants to the extent permitted by the Internal Revenue Code (IRC). Any amounts not allocated shall be held unallocated in a suspense account. The Surviving Corporation may continue the ESOP for a period of time not to exceed the transition period allowed by IRC Section 410(b)(6)(C). Also, if assets must be held in suspense, the Plan will be continued until such assets can be allocated, for a period not to exceed the allowed transition period. At the end of this period, if any unallocated assets must still be held in suspense, the ESOP may be merged into another qualified plan sponsored by Buyer or the surviving company. During the transition period, the ESOP may not be amended, except to make such changes as are required to maintain its tax qualified status, or to terminate or merge the Plan. Employees of the Buyer or surviving company who were not Participants as of the Effective Date, shall not be allowed to become Participants on or after the Effective Date.

     In the event that First Ozaukee and its respective representatives, prior to the Effective Time, and Buyer and its representatives after the Effective Time, reasonably determine that the First Ozaukee ESOP cannot obtain a favorable final determination letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the First Ozaukee ESOP to lose its qualified status, First Ozaukee prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP participants, provided that the assets of the First Ozaukee ESOP shall be held or paid for the benefit of the ESOP participants and further that in no event shall any portion of the amounts held in the First Ozaukee ESOP revert directly or indirectly to First Ozaukee or any affiliate thereof, or to Buyer or any affiliate thereof.

          (c) Prior to the Effective Time, First Ozaukee shall take all necessary action to terminate the First Ozaukee Savings Bank Money Purchase Pension Plan (the "First Ozaukee Pension Plan"); including, but not limited to, amending the First Ozaukee Pension Plan to provide that for periods beginning on and after May 1, 1997, no further contributions shall be made thereto, no new employees shall become Participants and that all Participants thereto shall fully vest and have a nonforfeitable interest in their accrued benefits under the First Ozaukee Pension Plan.

          Within thirty (30) days of this Agreement, in anticipation of such termination and distribution, First Ozaukee and its representatives shall apply for and use their best efforts to obtain a favorable Final Determination Letter from the IRS. Prior to Closing, the First Ozaukee

Pension Plan shall be fully funded and no further contribution thereto shall be required by the successor corporation or Buyer.

          In the event that First Ozaukee and its representatives prior to the Effective Time, and Buyer and its representatives after the Effective Time, reasonably determine that the First Ozaukee Pension Plan cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the First Ozaukee Pension Plan to lose its qualified status, First Ozaukee prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of benefits to the First Ozaukee Pension Plan Participants ("Pension Plan Participants"), provided that the assets of the First Ozaukee Pension Plan shall be held or paid for the benefit of the Pension Plan Participants and further that in no event shall any portion of the amounts held in the First Ozaukee Pension Plan revert directly or indirectly to First Ozaukee or any affiliate thereof, or to Buyer or any affiliate thereof.

          (d) Prior to Closing, First Ozaukee shall terminate the First Ozaukee Post-Retirement Welfare Benefit Program and terminate all of its obligations to provide death benefits to employees, officers and directors, and no payments of any kind shall be made on account of such termination. Buyer shall be under no obligation to continue any life insurance plans, programs or health insurance benefits to officers of First Ozaukee. Buyer will pay Mr. Russell S. Jones $315.00 ($240.00 allocated to Mrs. Maija Jones and $75.00 allocated to Mr. Jones) per month for 48 consecutive months following the Closing Date and $150.00 per month ($75.00 allocated to Mrs. Jones and $75 allocated to Mr. Jones) thereafter until Mr. Jones attains age 80 as reimbursement for the purchase of primary and/or supplemental health insurance coverage. In the event that Mr. Jones becomes deceased prior to attaining age 80, or Mrs. Jones become deceased prior to Mr. Jones attaining age 80, the allocated portion of the payments provided herein shall cease with respect to the deceased.

          (e) To the extent allowable by Buyer's Plan, certain expenses incurred by each First Ozaukee employee for health benefits shall be counted during Buyer's Plan year for purposes of such employees deductible and co-payment limitations under Buyer's plan.

          (f) Buyer acknowledges and agrees that First Ozaukee and FOSB shall be permitted to take whatever action they deem to be reasonably necessary to provide that all Options or awards granted under the FOCC Option Plan and the First Ozaukee Incentive Plan, and all account balances under the First Ozaukee ESOP and First Ozaukee Pension Plan, shall be fully vested, nonforfeitable, paid and satisfied in full and terminated as of the Effective Time. All awards under the First Ozaukee Incentive Plan that have been granted prior to the Effective Time shall be considered outstanding First Ozaukee Shares as of the Effective Time.

     4.21 OBLIGATIONS TO BAIRD AND SHW. All professional fees, costs and expenses payable to Baird and SHW shall be paid in full or accrued by First Ozaukee prior to Closing.

     4.22 CEDARBURG FACILITY. First Ozaukee shall immediately undertake, and conclude as diligently as possible, a full and complete soil and groundwater environmental assessment of the Cedarburg facility and forthwith commence soil and groundwater remediation necessary to obtain a site closure letter satisfactory to Buyer in its sole discretion. In the event that First Ozaukee has not received a site closure letter satisfactory to Buyer in its sole discretion prior to the Closing Date then, pursuant to Section 1.2 of this Agreement, the Base Capital shall be adjusted pursuant to Section 1.2(b)(ii).

     4.23 PROXY STATEMENT. Buyer acknowledges that it will be required to provide certain information to First Ozaukee and cooperate with First Ozaukee in the preparation of a proxy statement relating to the approval of this Agreement and Plan of Merger by the FOCC shareholders. First Ozaukee shall provide for Buyer's review those portions of any such proxy statement incorporating information provided to First Ozaukee by Buyer. Except as to the accuracy of the information provided by Buyer to First Ozaukee, if any, First Ozaukee shall have the sole and exclusive responsibility for the preparation and content of the proxy statement.

     4.24 FINANCING. Buyer will have available at the Effective Time, or such date thereafter as certificates shall be surrendered in accordance with Section 1.3 of this Agreement, cash to provide all funds necessary to pay the Merger Price.

                               ARTICLE V
                         CONDITIONS PRECEDENT

     5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. Unless the conditions are waived by Buyer, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) STATEMENTS OF ESSENTIAL FACTS; PERFORMANCE OF AGREEMENTS. The Statements of Essential Facts contained in Article II of this Agreement and all representations and warranties of First Ozaukee contained herein or in the First Ozaukee Financial Statements or in any schedules or exhibits delivered by First Ozaukee or on its behalf to Buyer pursuant to this Agreement shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on the Closing Date, in each case to the reasonable satisfaction of Buyer, and First Ozaukee shall have performed all covenants and agreements herein required to be performed by it on or prior to the Closing.

          (b) DUE DILIGENCE. Commencing five (5) business days prior to the Closing, Buyer shall commence a three (3) business day investigatory due diligence examination of First Ozaukee. First Ozaukee shall provide Buyer full and complete access to all aspects of the business of First Ozaukee, including, but not limited to all books, records, contracts, commitments, correspondence, reports, properties and assets of First Ozaukee and with the full and complete cooperation of First Ozaukee, their officers, directors, agents and representatives at the facilities of First Ozaukee. No investigation by Buyer shall affect the representations and warranties of First Ozaukee set forth herein.

          (c) CLOSING CERTIFICATE. Buyer shall have received a certificate signed by the President and another duly authorized officer of First Ozaukee and dated as of the Closing Date, certifying in such detail as Buyer may reasonably request as to the fulfillment of the conditions to the obligations of Buyer as set forth in this Agreement.

          (d) REGULATORY AND OTHER APPROVALS. Buyer shall have obtained all consents and approvals of all regulatory agencies and other authorities having jurisdiction over this transaction necessary to complete the transactions contemplated by this Agreement and the Plan of Merger upon such terms and conditions, if any, as are satisfactory to Buyer in its reasonable judgment, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transaction provided for herein or to obtain other relief with respect thereto.

          (e)    APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT.
The Merger Agreement and the transactions contemplated therein shall have been approved by the shareholders of FOCC in accordance with the WBCL and the Articles of Incorporation and By-Laws of First Ozaukee and the proper officers of First Ozaukee shall have executed and delivered to Buyer and CIBAC copies of the Plan of Merger in form suitable for filing with the Wisconsin Department of Financial Institutions as part of the Articles of Merger.

          (f) NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, or by the Plan of Merger, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby (including, but not limited to, substantial damages) which reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that First Ozaukee has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated herein or in the Plan of Merger or actions preparatory thereto. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby, or of the Merger.

          (g) OPINION OF COUNSEL. Buyer shall have received the opinion of Schiff Hardin & Waite, special counsel for First Ozaukee, dated as of the Closing Date, and in form and substance satisfactory to Buyer and its counsel to the effect that:

                 (i) FOCC is a corporation validly existing under the laws of the State of Wisconsin. FOCC is registered as a bank holding company under the BHC Act.

                 (ii) FOSB is a validly existing Wisconsin state-chartered savings bank.

                 (iii) The authorized capital stock of FOCC is (i) 4,000,000 shares of common stock, $1.00 par value per share, of which 627,477 shares are issued and outstanding as of the Closing Date, and
(ii) 2,000,000 shares of preferred stock, $1.00 par value per share, of which, as of the Closing Date, no shares were issued and outstanding. To the best knowledge of counsel, FOCC owns all of the issued and outstanding stock of FOSB.

                 (iv) The execution, delivery, and performance of this Agreement and the Plan of Merger, and the transactions contemplated herein and therein have been duly authorized by the Board of Directors and the shareholders of FOCC, these being the only authorizations required under its Articles of Incorporation, its By-Laws, and the statutes of the State of Wisconsin. This Agreement constitutes the legal, valid and binding obligations of First Ozaukee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

                 (v) The execution, delivery and performance of this Agreement do not violate any provisions of the Articles of Incorporation or By-Laws of FOCC or FOSB or, to the best knowledge of counsel, any material contract or agreement by which First Ozaukee is bound or any law, rule, regulation or, to the best knowledge of counsel, any written order to which First Ozaukee is subject.

                 (vi) To the best knowledge of counsel, there are no material claims, actions, suits, or proceedings pending or threatened against First Ozaukee which depart from the ordinary, routine litigation incident to the kind of business carried on by First Ozaukee which might reasonably be expected to have a material adverse effect on First Ozaukee.

                 (vii) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against First Ozaukee to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting shareholders) in connection with this Agreement, the Plan of Merger, or the transactions contemplated hereby or thereby.

          In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

          (h) NO ADVERSE CHANGES. Between the date of this Agreement and the Closing Date, the business of First Ozaukee shall have been conducted in the ordinary course consistent in all material respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may be expected to result in a material adverse change in First Ozaukee's business, income, assets, liabilities or financial condition. FOCC and FOSB shall not have been made a party to, or threatened with any actions, suits, proceedings or litigation which, in the opinion of Buyer will have or is likely to have a material adverse affect on the financial condition, assets or business of First Ozaukee.

          (i) CONSENTS. To the extent required by law or contractual terms, First Ozaukee shall have obtained the written consent to the Merger of other parties to leases or other contracts, commitments or arrangements to which First Ozaukee is a party.

          (j) EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENT. First Ozaukee, Buyer, CIBAC and Mr. Russell S. Jones, President and Chief Executive Officer of First Ozaukee and FOSB, and Ms. Mary E. Lammers, Secretary of First Ozaukee and Vice President of FOSB, shall have entered into new consulting and/or employment agreements in the form of EXHIBITS B and C hereto, and Mr. Jones and Ms. Lammers and First Ozaukee shall have mutually cancelled all existing employment, compensation and/or severance agreements between Mr. Jones and Ms. Lammers and FOSB and/or FOCC. Furthermore, First Ozaukee shall have paid on or before Closing the $185,968 severance payment to Mr. Jones.

          (k) DISSENTING SHARES. Shareholders holding no more than twelve percent (12%) of the FOCC Shares (i) shall not have validly demanded appraisal of such shares pursuant to Subchapter XIII prior to or at the meeting of shareholders of FOCC at which the Merger was submitted to a vote, and (ii) shall not have voted such shares in favor of the Merger at such meeting.

          (l) FAIRNESS OPINION. Baird shall have delivered to Buyer, as of the date of any proxy statement used to solicit shareholder approval of the Merger Agreement, its opinion to the effect that the Merger is fair, from a financial point of view, to the shareholders of FOCC, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.

          (m) BENEFIT PLAN TERMINATION. Notwithstanding anything to the contrary herein, First Ozaukee shall have fully funded and terminated the First Ozaukee Post-Retirement and Welfare Benefit Plan, the FOCC Option Plan and the First Ozaukee Incentive Plan, and First Ozaukee shall have provided evidence to the satisfaction of Buyer's counsel concerning same. First Ozaukee shall have fully funded the First Ozaukee Pension Plan and First Ozaukee and its representatives shall have used their best efforts to obtain a favorable Final Determination Letter from the IRS with regard to the termination of the First Ozaukee Pension Plan and First Ozaukee ESOP Plan. First Ozaukee shall have terminated any of its obligations to provide death benefits to employees, officers and/or directors, and no payments of any kind will be made on account of such termination, and each such covered employee, officer and/or director shall deliver a letter agreement acceptable to Buyer agreeing to the termination of any right to death benefits.

          (n) SALE OF VEHICLE. First Ozaukee shall have sold the 1997 Cadillac DeVille (the "Vehicle") for no less than its fair market value. The fair market value shall be the average of the trade in value and the retail value of the Vehicle as printed in the most recent issue of the N.A.D.A. Official Used Car Guide prior to sale, including all additions and deductions applicable to the vehicle.

          (o) ENVIRONMENTAL. First Ozaukee (1) shall have delivered to Buyer a site closure letter satisfactory to Buyer in its sole discretion with regard to the Cedarburg facility and First Ozaukee shall have expensed or accrued all Unreimbursable Expenses associated with the environmental remediation of the Cedarburg facility; or, as the case may be, (2) Buyer shall have obtained from its environmental consultant hired pursuant to Section 1.2(b)(ii) an opinion satisfactory to Buyer that, as of the Closing Date, the total of the Unreimbursable Expenses incurred and estimated to be incurred by First Ozaukee, excluding amounts previously accrued or expensed, relating to the environmental remediation and the environmental liabilities, contingent or otherwise, relating to the Cedarburg facility shall not exceed Fifty Thousand Dollars ($50,000) and the adjustments shall have been made to Base Capital and the Merger Price as provided in Section 1.2(b)(ii) and 1.2(d) of this Agreement. First Ozaukee shall have also delivered to Buyer, in a form satisfactory to Buyer, the letter from WDCOM as referenced in Section 2.27 hereof.

          (p) REQUIRED FILINGS. First Ozaukee shall have made all filings with the SEC and the regulatory agencies required or necessitated by the consummation of the transactions contemplated by this Agreement.

          (q) REGULATORY VIOLATIONS. First Ozaukee shall have provided documentation to the satisfaction of Buyer's counsel evidencing resolution of any and all violations of all applicable Regulations, including the payment of all sums due and owing as a result of such violations and any penalties, fines and assessments related thereto.

          (r) MERGER PRICE AND BASE CAPITAL ADJUSTMENTS. The adjustments to the Base Capital and the Merger Price, if any are required, pursuant to Section 1.2 of this Agreement shall have been made.

          (s) OTHER DOCUMENTS. Buyer shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by First Ozaukee with the terms of this Agreement.

          (t) TAXES. First Ozaukee shall not have taken any action which impedes, impairs or prevents Buyer's ability to obtain the maximum tax benefits resulting from the adjustments not included in Base Capital pursuant to Section 1.2(c)(i-iv), but excluding actions in the normal course of business consistent with past conduct, actions required by laws and actions required by this Agreement.

     5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF FOCC. Unless the conditions are waived by FOCC, all obligations of FOCC under this Agreement and under the Plan of Merger, are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF BUYER; PERFORMANCE OF AGREEMENTS. The Statements of Essential Facts contained in Article III of this Agreement and the representations and warranties of Buyer contained herein and in any schedules or exhibits delivered by Buyer or on its behalf to FOCC pursuant to this Agreement shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on the Closing Date, in each case to the reasonable satisfaction of FOCC, and Buyer shall have performed all agreements herein required to be performed by it on or prior to the Closing.

          (b) CLOSING CERTIFICATE. FOCC shall have received a certificate signed by a duly authorized officer of Buyer and dated as of the Closing Date, certifying in such detail as FOCC may reasonably request, as to the fulfillment of the conditions to the obligations of FOCC as set forth in this Agreement.

          (c) REGULATORY AND OTHER APPROVALS. Buyer shall have duly obtained all regulatory approvals necessary to complete the transactions contemplated by this Agreement and the Plan of Merger upon such terms and conditions, if any, as are satisfactory to FOCC in its reasonable judgment, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transaction provided for herein or to obtain other relief with respect thereto.

          (d) FAIRNESS OPINION. Baird shall have delivered to the Board of Directors of FOCC, as of the date of the Proxy Statement used to solicit shareholder approval of the Merger Agreement, its opinion to the effect that the Merger is fair, from a financial point of view, to the shareholders of FOCC, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.

          (e) NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or by the Plan of Merger, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby (including, but not limited to, substantial damages) which reasonably could be expected to result in the issuance of an order enjoining such transactions; or result in a determination that Buyer has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated herein or in the Plan of Merger or actions preparatory thereto.

          (f) OPINION OF COUNSEL. FOCC shall have received the opinion of Brashear & Ginn, counsel for Buyer and CIBAC, dated as of the Closing Date, in form satisfactory to FOCC and its counsel to the effect that:

                 (i) Buyer is a corporation validly existing under the laws of the State of Illinois, and is duly qualified to do business and is in good standing in the State of Wisconsin. Buyer is registered as a bank holding company under the BHC Act.

                 (ii)    CIBAC is a validly existing Wisconsin
corporation.

                 (iii) The execution, delivery, and performance of this Agreement and the Plan of Merger, and the transactions contemplated herein and therein have been duly authorized by the Board of Directors of Buyer and the sole shareholder of CIBAC, these being the only authorizations required under its Articles of Incorporation, its By-Laws, and the statutes of the State of Illinois. This Agreement and the Plan of Merger constitute the legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

                 (iv) The execution, delivery and performance of this Agreement and the Plan of Merger do not violate any provisions of the Articles of Incorporation or By-Laws of Buyer or any contract or agreement known to counsel by which Buyer is bound or any law, rule, regulation or, or to counsel's knowledge, order to which Buyer is subject.

                 (v) The execution, delivery and performance of the Plan of Merger do not violate any provisions of the Articles of Incorporation or By-Laws of CIBAC or any contract or agreement known to counsel by which CIBAC is bound or any law, rule, regulation or, to counsel's knowledge, order of which CIBAC is subject.

                 (vi) To the best of counsel's knowledge, there are no material claims, actions, suits or proceedings pending or threatened against Buyer or CIBAC which depart from the ordinary, routine litigation incident to the kind of business carried on by Buyer or CIBAC which might reasonably be expected to have a material adverse effect on Buyer or CIBAC.

                 (vii) To the best knowledge of counsel, there are no actions, suits or proceedings known to such counsel, after reasonable inquiry, pending or threatened against Buyer or CIBAC to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting shareholders) in connection with this Agreement, the Plan of Merger, or the transaction contemplated hereby or thereby. In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

           (g) APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT. The Merger Agreement and the transactions contemplated therein shall have been approved by the Board of Directors and sole shareholder of CIBAC in accordance with governing statutes and the respective Articles of Incorporation and By-Laws of each of Buyer and CIBAC. The proper officers of each of Buyer and CIBAC shall have executed copies of Plan of Merger in form suitable for filing with the Wisconsin Department of Financial Institutions as part of the Articles of Merger.

          (h) EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENT. First Ozaukee, Buyer, CIBAC and Mr. Russell S. Jones and Ms. Mary E. Lammers shall have entered into new employment and/or consulting agreements in the form of EXHIBITS B and C hereto, and Mr. Jones, Ms. Lammers and First Ozaukee shall have mutually cancelled all existing employment, compensation and/or severance agreements between Mr. Jones and Ms. Lammers and FOSB.

          (i) OTHER DOCUMENTS. First Ozaukee shall have received at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Buyer with the terms of this Agreement.

                              ARTICLE VI
                               SURVIVAL

     6.1 Except for agreements of the parties that are specifically provided by this Agreement or the Plan of Merger to be performed after the Closing Date (including agreements contained in Article I and in Sections 7.1 and 7.2 hereof), all statements, representations and warranties made herein, in the Plan of Merger, or in connection therewith or with the transactions contemplated thereby, by either party or any of its respective agents, employees, representatives, officers, directors or shareholders shall not survive the Closing. Except as provided in
Section 7.2 and 7.5 hereof, the sole remedy available to any party in connection with any breach, inaccuracy or failure of any such statement, representation, warranty, condition or agreement shall be to terminate this Agreement in accordance with Section 7.4 hereof (unless this Agreement specifically provides a different remedy) without further liability or obligation, and without limiting the foregoing, no party shall have any cause of action of any nature against the other party, or any of its agents, employees, representatives, officers, directors or shareholders in respect of such breach, inaccuracy or failure.

                              ARTICLE VII
                          GENERAL PROVISIONS

     7.1 FURTHER ASSURANCES. Each of the parties hereto agrees that at any time and from time to time after the Closing it will cause to be executed and delivered to any party such further instruments or documents as such other party may reasonably require to give effect to the transactions contemplated hereby.

     7.2 EXPENSES. Each of the parties to this Agreement shall bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that:

                 (i) in the event this Agreement is terminated by Buyer pursuant to Section 7.4(c) or (d) excepting for nonfulfillment or waiver of Section 5.1(d) or by FOCC pursuant to Section 7.4(g) hereof, then FOCC shall reimburse Buyer in an amount not to exceed $100,000 for the out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of Buyer; provided, however, that in the event such third party acquisition is not consummated and Buyer subsequently enters into an acquisition agreement with First Ozaukee, Buyer shall refund to First Ozaukee any and all expenses First Ozaukee shall have paid to Buyer pursuant to this Section 7.2.

                 (ii) in the event this Agreement is terminated by FOCC pursuant to Section 7.4(c) or (d), excepting for nonfulfillment or waiver of Section 5.2(c, d and h), Buyer shall reimburse First Ozaukee in an amount not to exceed $100,000 for out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purposes by or on behalf of FOCC;

                 (iii) nothing herein contained shall require one party to pay the other reimbursement of expenses in connection with the Merger as a result of termination of this Agreement pursuant to Section 7.4(e) or (f); and

                 (iv) all costs and expenses reasonably estimated to be incurred by First Ozaukee shall be either paid or accrued for on or prior to the Closing Date.

     7.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns and personal representations of the parties hereto; provided, however, that no party may assign this Agreement without the written consent of the other parties, and except that Buyer may assign this Agreement to any wholly-owned subsidiary of Buyer if Buyer remains fully responsible for the performance of its obligations hereunder and such assignment shall not, in the reasonable judgment of FOCC, adversely affect regulatory approval of the transactions contemplated by this Agreement.

     7.4 TERMINATION. This Agreement may be terminated (a) at any time by agreement of Buyer and FOCC, (b) by either Buyer or FOCC if the Closing has not occurred by December 1, 1997, or such later date agreed to by Buyer and FOCC; provided that in the event Buyer shall have applied for all of the regulatory approvals referred to in Section 5.1(d) hereof prior to such date but the required waiting periods therefor shall not have expired, this Agreement will not terminate pursuant to this Section 7.4(b) until ten (10) days after all required waiting periods shall have expired without any motion for rehearing or appeal, (c) by either Buyer or FOCC at the Closing if any of the conditions precedent to the obligations of such terminating party contained in Article V hereof shall not have been fulfilled or waived, (d) by either Buyer or FOCC if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not have been fully cured within a reasonable time, but in no event more than twenty days, after written notice specifying the alleged default shall have been given, (e) by FOCC if it refuses to accept the Decreased Adjusted Merger Price presented by Buyer pursuant to Section 1.2(d)(ii), (f) by Buyer if it refuses to accept the Increased Adjusted Merger Price presented by FOCC pursuant to Section 1.2(e)(ii), (g) by FOCC if the Board of Directors determines that its fiduciary duties require it to accept an unsolicited offer from a third party and the Buyer shall have elected not to exercise its right of first refusal pursuant to Section 7.5 hereof, or
(h) by FOCC upon the first to occur of:

                 (i) thirty days after the application or notice required to be filed by Buyer for approval of the transactions contemplated by this Agreement has been denied and is not subject to further appeal or an appeal is not then being diligently pursued in good faith, or

                 (ii) July 31, 1997, if on such date all applications or notices required to be filed with any governmental authority are not then pending (and have not been pending for a period of more than 30 days) before such authority, other than any such applications or notices approved on or prior to July 31, 1997. For purposes of the preceding sentence "pending" shall mean an application or notice procedure or process with a governmental authority which Buyer is diligently pursuing in good faith. In the event of termination of this Agreement as provided in the preceding sentence and except as otherwise provided in Sections 7.2, 7.4, 7.5 or Article VI, there shall be no liability hereunder on the part of Buyer or First Ozaukee or their respective agents, employees, representatives, officers, directors or shareholders.

     7.5 RIGHT OF FIRST REFUSAL. In the event that prior to the consummation of the transactions contemplated by this Agreement FOCC Board of Directors receives an unsolicited third party offer to
(a) acquire beneficial or record ownership of at least a majority of the outstanding FOCC Shares, (b) acquire all or substantially all of First Ozaukee's assets, or (c) engage in a merger, consolidation, recapitalization or other business combination with such third party, First Ozaukee shall deliver to Buyer written notice of such proposed acquisition which shall contain a description of the principal terms of the proposed acquisition (the "Proposal"), including the purchase price (payment of which shall be subject only to satisfaction of customary closing conditions and the receipt of all necessary regulatory approvals), the time and place of closing of such acquisition, and all other material terms of the proposed acquisition. Within 21 days after delivery of the Proposal, Buyer shall notify First Ozaukee as to whether or not it intends to exercise its right of first refusal hereunder. In the event a Proposal contains purchase price consideration other than cash and First Ozaukee and Buyer cannot agree upon the appropriate cash equivalent, First Ozaukee and Buyer shall select an investment banker mutually agreeable to each of them for purposes of valuing any non-cash consideration contained in the Proposal. First Ozaukee and Buyer shall each pay one-half of the fees and expenses of any such investment banker.

          For a period of 30 days after delivery of the Proposal (or such longer time period as may be required to obtain all necessary regulatory approvals or, with respect to any financial commitments Buyer requires to consummate the acquisition, such longer period as shall be reasonably necessary and negotiated by the parties), Buyer shall have the sole and exclusive right to acquire First Ozaukee for the consideration and on such other terms and conditions stated in the Proposal (or in the case of non-cash consideration, as determined in the manner heretofore described). In the event Buyer determines not to exercise its right of first refusal hereunder, Buyer shall remain entitled to the remedies set forth in Section 7.2 hereof in accordance with the terms thereof.

     7.6  CANCELLATION FEE.

          (a) In the event Buyer breaches sections 4.24 of this Agreement and First Ozaukee elects to terminate this Agreement pursuant to Section 7.4(d), Buyer shall make a cash payment to First Ozaukee in an amount equal to $300,000.

          (b) In the event Buyer is unable to obtain the necessary regulatory approvals in order to complete the Merger, due to a determination by the Federal Reserve Board or other regulatory authority that Buyer (or its financial institution subsidiary or subsidiaries) would have inadequate capital upon consummation of the proposed Merger, Buyer shall make a cash payment to First Ozaukee in an amount equal to $300,000.

          (c) In the event First Ozaukee terminates the Agreement pursuant to Section 7.4(g), First Ozaukee shall make a cash payment to Buyer in an amount equal to $300,000.

     The cancellation fee set forth in this Section 7.6 shall be in addition to any expenses one party is obligated to pay to the other under
Section 7.2 of this Agreement.

     7.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally;
(b) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)    If to Buyer or CIBAC addressed to:

                 J. Michael Straka
                 CENTRAL ILLINOIS BANCORP, INC.
                 2913 West Kirby Avenue
                 Champaign, IL 61821
                 Tel. No. (217) 355-0900

                 with a copy to:

                 Donald J. Straka, Esq.
                 BRASHEAR & GINN
                 800 Farnam Plaza
                 1623 Farnam Street
                 Omaha, Nebraska 68102-2106
                 Tel. No. (402) 348-1000

          (b)    If to First Ozaukee, addressed to:

                 Russell S. Jones
                 President and Chief Executive Officer
                 First Ozaukee Capital Corp.
                 W61 N526 Washington Avenue
                 Cedarburg, Wisconsin   53012
                 Tel. No. (414) 377-0750

                 with a copy to:

                 Christopher J. Zinski, Esq.
                 Schiff Hardin & Waite
                 7200 Sears Tower
                 Chicago, Illinois 60606
                 Tel. No. (312) 258-5548

     7.8 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Wisconsin, without giving effect to the conflict of laws principles thereof.

     7.9 SPECIFIC PERFORMANCE. The parties agree that there is no adequate remedy at law for breach of the obligations contained in this Agreement and the Plan of Merger, and agree that such obligations shall be enforceable by specific performance and injunctive relief, without the need to post bond, in the event of such breach.

     7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such executed counterpart will be an original instrument.

     7.11 SEVERABILITY. In the event that any provisions of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination, shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State whose laws are deemed to cover enforceability. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     7.12 HEADINGS. Descriptive headings appearing in this Agreement are for convenience only and will not be deemed to explain, limit or amplify any of the provisions hereof.

     7.13 ENTIRE AGREEMENT; AMENDMENT. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Agreement may only be modified or amended by an agreement in writing signed by Buyer and First Ozaukee.

     7.14 THIRD-PARTY BENEFICIARY RIGHTS. This Agreement shall not confer upon any party not a party hereto any rights or remedies hereunder, except as provided in Sections 1.6, 4.16(a), 4.17 and 4.20.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                   FIRST OZAUKEE CAPITAL CORP.


                                   By: /s/  Russell S. Jones
                                      --------------------------------
                                   Title:   President and CEO


                                   CENTRAL ILLINOIS BANCORP, INC.


                                   By: /s/  J. Michael Straka
                                      --------------------------------
                                   Title:   President and CEO

                                                             Exhibit A

                            PLAN OF MERGER
                                BETWEEN
                         CIB ACQUISITION CORP.
                                  AND
                      FIRST OZAUKEE CAPITAL CORP.
                UNDER THE ARTICLES OF INCORPORATION OF
                      FIRST OZAUKEE CAPITAL CORP.


     This Plan of Merger (this "Plan") is made and entered into this _____ day of __________, 1997, by and between CIB ACQUISITION CORP. (hereinafter called "CIBAC") and First Ozaukee CAPITAL CORP. (hereinafter called "First Ozaukee" or, where appropriate, the "Resulting
Corporation").

                               RECITALS

     A. CIBAC is a corporation duly organized and existing under the laws of the State of Wisconsin. As of the date of consummation of the merger, CIBAC will have capital stock outstanding of $______________, consisting of _______ shares of common stock with a par value of $___ per share, surplus of $___________, and a minimum reserve for operating expenses of $_____________.

     B. First Ozaukee is a corporation duly organized and existing under the laws of the State of Wisconsin. The authorized capital stock of First Ozaukee consists of 4,000,000 shares of common stock, $1.00 par value per share, of which 627,477 shares are issued and outstanding and 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding.

     C. Pursuant to an Agreement and Plan of Reorganization, dated as of April 25, 1997 (the "Agreement and Plan of Reorganization"), between First Ozaukee and Central Illinois Bancorp., Inc., an Illinois corporation (the "Buyer"), Buyer has agreed to acquire through CIBAC, its wholly-owned subsidiary, all of the issued and outstanding shares of common stock of First Ozaukee in accordance with the terms and conditions set forth therein and herein.

     D. The Resulting Corporation will have capital stock outstanding of $________, divided into _______ shares of issued and outstanding common stock, $___ par value per share, surplus of $____, and undivided profits and reserves (based upon the _______________, 1997, reports of condition and income of the merging corporations) of approximately $________. Attached as SCHEDULE I and made a part hereof is a detailed pro forma financial statement, based upon ______________, 1997, reports of condition and income of the merging corporations, showing the assets and liabilities of the Resulting Corporation after the proposed merger.

     E. The board of directors of each of CIBAC and First Ozaukee (the "Merging Corporations") deem it advisable to merge the Merging Corporations under the Articles of Incorporation of First Ozaukee and the name of "First Ozaukee Capital Corp.," subject to the terms and conditions set forth in this Agreement and in accordance with applicable laws of the United States and the State of Wisconsin. A majority of the board of directors of each of the Merging Corporations has approved such merger (the "Merger") and authorized the execution and adoption of this Plan.

     NOW THEREFORE, in consideration of the premises and of the agreements, covenants and conditions hereinafter contained, the Merging Corporations agree as follows:

                               ARTICLE I
                              THE MERGER

     1.1 RESULTING CORPORATION. Subject to the terms and conditions set forth herein, CIBAC shall be merged into, and under the Articles of Incorporation of, First Ozaukee pursuant to the provisions of, and with the effect provided in, the Wisconsin Business Corporation Law, and First Ozaukee shall be the corporation resulting from such merger (the "Resulting Corporation"). The name of the Resulting Corporation shall be "First Ozaukee Capital Corp." and the present designated corporate headquarters of First Ozaukee at W61 N526 Washington Avenue, Cedarburg, Wisconsin shall be the designated headquarters of the Resulting Corporation.

     1.2 EFFECTIVE TIME. As soon as is reasonably practicable after the date hereof, this Plan shall be submitted to the Wisconsin Department of Financial Institutions as part of the Articles of Merger, pursuant to
Section 180.1105 of the WBCL. This Plan (or an unexecuted form of this Plan) also shall be submitted to the shareholders of each of the Merging Corporations for approval and adoption of the Merger as provided for by
Section 180.1103 of the WBCL. The Merger shall become effective on the date on which the Articles of Merger become effective (the "Effective Time") pursuant to Section 180.1105(2) of the WBCL.

     1.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of First Ozaukee as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Resulting Corporation.

     1.4 BY-LAWS. The By-Laws of First Ozaukee, as in effect as of the Effective Time, shall be the By-Laws of the Resulting Corporation until the same shall be thereafter altered, amended or repealed in accordance with said By-Laws, the Articles of Incorporation of the Resulting
Corporation, and applicable law.


<PAGE 56>

     1.5 DIRECTORS AND OFFICERS. As of the Effective Time, the directors of the Resulting Corporation shall consist of the following persons:

               [LIST DIRECTORS OF RESULTING CORPORATION]

As of the Effective Time, the officers of the Resulting Corporation shall consist of the following persons:

               [LIST OFFICERS OF RESULTING CORPORATION]

                              ARTICLE II
                           EFFECT OF MERGER

     2.1 CORPORATE EXISTENCE. As of the Effective Time, the corporate existences of each of the Merging Corporations shall, with the full effect provided for in the WBCL, be merged into and continued in the Resulting Corporation under the Articles of Incorporation of First Ozaukee. The Resulting Corporation shall be considered the same business and corporate entity as each of the Merging Corporations, with all the property, rights, powers, duties and obligations of each of the Merging Corporations except as affected by the laws of the State of Wisconsin and by the Articles of Incorporation and By-Laws of the Resulting Corporation. The separate existence of CIBAC shall cease except to the extent provided by applicable law.

     2.2 RIGHTS AND LIABILITIES OF THE RESULTING CORPORATION. The Resulting Corporation shall be liable for all liabilities of each of the Merging Corporations, and all rights, franchises and interests of each of the Merging Corporations in and to every species of property, real, personal and mixed, and chooses in action thereunto belonging, shall be deemed to be transferred to and vested in the Resulting Corporation without any deed or other transfer, and the Resulting Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises, and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights of property, franchises and interests were held and enjoyed by each of the Merging Corporations. Any reference to any of the Merging Corporations in any writing, whether executed or taking effect before or after the Merger, shall be deemed a reference to the Resulting Corporation if not inconsistent with the other provisions of such writing.

     2.3 EFFECTIVENESS OF PRIOR CORPORATE ACTS AND AUTHORIZATIONS. All corporate acts, plans, policies, contracts, approvals and authorizations of each of the Merging Corporations, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Resulting Corporation and shall be as effective and binding thereon as the same were with respect to any of the Merging Corporations.

                              ARTICLE III
                  TREATMENT OF AND PAYMENT FOR STOCK

     3.1 TREATMENT OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of such shares of stock,

          (a) each share of common stock, $____ par value per share, of CIBAC issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully-paid and nonassessable share of the common stock of First Ozaukee.

          (b) each share of common stock, $1.00 par value per share, of First Ozaukee ("First Ozaukee Share") issued and outstanding immediately prior to the Effective Time, other than First Ozaukee Shares, the holders of which have validly demanded appraisal of such shares pursuant to Subchapter XIII of the WBCL and shall not have voted such shares in favor of the Merger, and First Ozaukee Shares that are owned by Buyer immediately prior to the Merger, shall be converted into the right to receive $15.10 in cash as may be adjusted as of the Effective Time pursuant to Section 1.2 of the Agreement and Plan of Reorganization (the "Merger Price").

          (c) Each holder of an option pursuant to the First Ozaukee Capital Corp. 1995 Stock Option Plan (the "First Ozaukee Option Plan") outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from Buyer, as of the Effective Time, whether or not the option is then exercisable, a cash payment in an amount equal to the product of (i) the number of First Ozaukee Shares subject to such option at the Effective Time, and (ii) the excess, if any, of the Merger Price MINUS the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration of, and shall result in, the settlement and cancellation of all such options. As a condition to the receipt of a cash payment in cancellation of all such options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

          (d) Until surrendered, certificates representing First Ozaukee Shares will represent only the right to receive payment of the Merger Price hereunder, without interest, and no holder of any such certificates shall have any further rights as a shareholder of First Ozaukee.

     3.2 MANNER OF EXCHANGE. Upon surrender to the paying agent as designated by Buyer of certificates representing shares of capital stock of First Ozaukee, the holder of such option or shares shall be paid by check the amount to which such holder is entitled pursuant to Section 3.1 hereof.

     3.3  DISSENTERS' RIGHTS.  Any shareholder of First Ozaukee who
(i) files written objection to the Merger prior to or at the meeting of shareholders of First Ozaukee at which this Plan is submitted to a vote,
(ii) does not vote in favor of the Merger at such meeting, and
(iii) makes written payment demand on the Resulting Corporation not fewer than thirty (30) nor more than sixty (60) days after the date on which the Resulting Corporation delivered a written dissenters' notice to the dissenting shareholder, shall be entitled to receive from the Resulting Corporation the fair value of the shares held by such shareholder, subject to and in accordance with the provisions of the WBCL, provided such shareholder shall have complied with all applicable provisions of law.

     3.4 CONDITIONS PRECEDENT. Effectuation of the Merger herein provided for is conditioned upon:

          (a) approval of this Plan and the Merger by all governmental and regulatory authorities and agencies with jurisdiction over this transaction; and

          (b) approval of this Plan by vote of the shareholders of CIBAC and First Ozaukee as required by law; and

          (c) procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the Merger.

                              ARTICLE IV
                          GENERAL PROVISIONS

     4.1 POST-MERGER AGREEMENTS. Each of the Merging Corporations hereby appoints the Resulting Corporation to be its true and lawful attorney for the purpose of taking, in its name, place and stead, any and all actions that the Resulting Corporation deems necessary or advisable to vest in the Resulting Corporation title to all property or rights of each of the Merging Corporations or otherwise to effect the purposes of this Agreement, and each of the Merging Corporations hereby grants to said attorney full power and authority to take all actions necessary to effect those purposes, including the power to execute, in its name, place and stead, such further assignments or assurances in law necessary or advisable to vest in the Resulting Corporation title to all property and rights of each of the Merging Corporations.

     4.2 TERMINATION. Anything herein to the contrary notwithstanding, in the event the Agreement and Plan of Reorganization shall have been terminated pursuant to Section 7.4 thereof, this Plan shall automatically terminate.

     4.3 AMENDMENT. This Plan may not be amended except by an instrument in writing signed on behalf of each of the Merging
Corporations; provided, however that after this Plan has been approved by the shareholders of the Merging Corporations, no such amendment shall affect the rights of such shareholders in a manner which is materially adverse to the interests of such shareholders.

     4.4 CAPTIONS. The captions in this Plan have been inserted for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Plan.

     4.5 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute one and the same instrument.

<PAGE 60>

     IN WITNESS WHEREOF, each of the Merging Corporations has caused this Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                              CIB ACQUISITION CORP.



                              By:
                                 -------------------------------------
                              Its
                                 -------------------------------------

Attest:


By:----------------------


                              FIRST OZAUKEE CAPITAL CORP.



                              By:
                                 -------------------------------------
                              Its
                                 -------------------------------------

Attest:


By:----------------------

                                                             Exhibit B


                         CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT is effective as of ___________, 1997 (the "Commencement Date") among Central Illinois Bancorp, Inc., an Illinois corporation ("Buyer"), CIB Acquisition Corp., a Wisconsin corporation (CIBAC), First Ozaukee Capital Corp., a Wisconsin corporation ("First Ozaukee"), and First Ozaukee Savings Bank, a Wisconsin state-chartered savings bank ("FOSB") and their successors and assigns (collectively, the "Successor Corporation"), and Russell S. Jones (the "Consultant").

                               RECITALS

    WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between Buyer and First Ozaukee dated as of April 25, 1997, Buyer is acquiring, through merger, First Ozaukee effective ________________, 1997 (the "Merger Date"); and

    WHEREAS, the Plan provides that, as a condition precedent to the obligations of the parties to carry out the transactions referred to therein, the Successor Corporation and the Consultant shall enter into this Agreement; and

    WHEREAS, Consultant's extensive background, knowledge and experience in the financial services industry will substantially benefit Buyer; and

    WHEREAS, the parties are mutually desirous of entering into this Agreement setting forth the terms and conditions for the independent contractor relationship between Successor Corporation and Consultant; and

    WHEREAS, the Boards of Directors of Buyer, First Ozaukee and FOSB have approved and authorized this Agreement with Consultant;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

    1. CONSULTING SERVICES. For a term of twenty-four (24) months, commencing on the Merger Date and ending on the second annual anniversary thereof ("Consulting Term"), the Consultant agrees to consult with and advise Successor Corporation, from time to time, subject to the Consultant's other duties and commitments.

    2.   POSITION AND DUTIES.   Consultant's responsibilities shall be
limited to performing consulting services for Successor Corporation for the Consulting Term, consisting of assisting with the integration of First Ozaukee and FOSB with Buyer's business and operations, management, corporate and financial consulting and such related projects as may from time to time be assigned by Buyer, and which are consistent with the

Consultant's skills and duties. It is understood that Consultant will not be an employee of Successor Corporation, but only an independent contractor following the Merger Date.

    Consulting services required by Successor Corporation under this Section shall not exceed 80 hours in any month. Consultant shall not be entitled to participate in, and specifically waives any right to participate in, any retirement and welfare benefit plans and programs maintained by the Successor Corporation or Buyer. The Successor Corporation shall provide Consultant with adequate equipment, supplies, office space or secretarial assistance required to perform the consulting services requested by Successor Corporation under this Section.

    4. COMPENSATION. As compensation for consulting services provided pursuant to this Agreement, Consultant shall receive from FOSB the compensation and benefits set forth below:

         (i) COMPENSATION. During the Consulting Term, FOSB shall pay Consultant compensation ("Compensation") in the amount of $168,000 for the term of this Agreement. Consultant's Compensation shall be paid in equal monthly installments, with the first payment due 30 days after the Merger Date. All subsequent payments shall be due on the same day of each successive month.

         (ii) OTHER BENEFITS. FOSB shall pay Consultant Three Hundred Fifteen Dollars ($315.00) ($240.00 allocated to Mrs. Jones and $75.00 allocated to Consultant) per month for 48 consecutive months following the Closing Date and One Hundred Fifty Dollars ($150.00) ($75.00 allocated to Mrs. Jones and $75.00 allocated to Consultant) per month thereafter until Consultant attains age 80, as reimbursement for the purchase of primary and/or supplemental health insurance coverage. In the event that Consultant becomes deceased prior to attaining age 80, or Mrs. Jones becomes deceased prior to Consultant attaining age 80, the allocated portion of the payments provided herein shall cease with respect to the deceased. FOSB shall have no further obligation to make any payments as provided herein to Consultant or Mrs. Jones for the purchase of primary and/or supplemental health insurance coverage after Mr. Jones attains age 80.

         Nothing contained herein shall be construed as granting Consultant the right to continue or participate in any benefit plan or program, or to receive any other perquisite of employment provided under Consultant's employment with First Ozaukee or FOSB (except to the extent Consultant had previously earned or accumulated vested rights therein) following termination or discontinuance of such plan, program or perquisite by the Board. Notwithstanding anything to the contrary herein, Successor Corporation shall have no obligation to

Consultant or Mrs. Jones under the First Ozaukee post-retirement welfare benefit program.

    5. TERMINATION. This Agreement may be terminated, subject to payment of the Compensation and other benefits described above, upon occurrence of any of the events described herein. In case of such termination, the date on which Consultant ceases to provide services under this Agreement, after giving effect to any prior notice requirement is referred to as the "Termination Date".

         (i) DEATH; DISABILITY. This Agreement shall terminate upon the death or disability of Consultant. As used in this Agreement, "disability" shall mean Consultant's inability, as the result of physical or mental incapacity, to substantially perform his duties with the Successor Corporation for a period of 180 consecutive days. Any question as to the existence of Consultant's disability upon which Consultant and the Successor Corporation cannot agree shall be determined by a qualified independent physician mutually agreeable to Consultant and the Successor Corporation or, if the parties are unable to agree upon a physician within ten (10) days after notice from either to the other suggesting a physician, by a physician designated by the then president of the medical society for the county in which Consultant maintains his principal residence. The costs of any such medical examination shall be borne by the Successor Corporation.

         If Consultant is terminated due to disability, he shall be paid 75% of his Compensation at the rate in effect at the time notice of termination is given for any remaining portion of the Consulting Term, such amounts to be paid in substantially equal monthly installments and offset by any monthly payments actually received by Consultant during such payment period from (i) any disability plans and/or (ii) any governmental social security or workers compensation program.

         (ii) TERMINATION BY SUCCESSOR CORPORATION. The Successor Corporation may terminate Consultant's consulting services under this Agreement without cause at any time, and thereafter FOSB's obligations under this Agreement shall cease and terminate, except that Consultant shall receive all Compensation and other benefits which he would have otherwise received under Section 4 hereof. Successor Corporation may terminate Consultant at any time for cause. For purposes of this Agreement, "Cause" shall mean:

         (A) The willful failure by Employee to substantially perform her duties with FOSB (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes Employee has not substantially performed her duties;

         (B) Any willful act of misconduct by Employee which is materially injurious to FOSB monetarily or otherwise;

         (C) A criminal conviction of Employee for any act involving dishonesty, breach of trust or a violation of the banking or savings and loan laws of the United States;

         (D) A criminal conviction of Employee for the commission of any felony;

         (E)  A breach of fiduciary duty involving personal profit;

         (F) A willful violation of any law, rule or regulation or final cease and desist order;

         (G) Incompetence, personal dishonesty or material breach of any provision of this Agreement which would have a material adverse effect on FOSB; or

         (H) Suspension, removal, and/or prohibition (whether temporary or permanent) from participating in the conduct of FOSB's affairs by a notice served under Sections 8(e)(3), 8(e)(4) or Section 8(g)(1), of the Federal Deposit Insurance Act [12 U.S.C. <section> 1818(e)(3),(4) and
(g)(1) or, if FOSB is in default as defined in section 3(x)(1) of the Federal Deposit Insurance Act [12 U.S.C. <section> 1813(x)(1)], except to the extent determined that continuation of the contract is necessary for the continued operation of FOSB (i) by the commissioner, at the time the FDIC enters into an agreement to provide assistance to or on behalf of FOSB under 13(c) of the Federal Deposit Insurance Act; or (ii) by the commissioner at the time the office approves a supervisory merger to resolve problems related to the operation of FOSB or when FOSB is determined by the commissioner to be in an unsafe or unsound condition.

    In the event Consultant is terminated for cause, Successor
Corporation's obligations under this Agreement shall cease and terminate except for the benefits set forth in Section 4(ii) hereof.

         (iii) VOLUNTARY TERMINATION BY CONSULTANT. Consultant may voluntarily terminate his consulting services under this Agreement at any time by giving at least ninety (90) days prior written notice to the Successor Corporation. In such event, no additional compensation shall be payable to Consultant under this Agreement. Notwithstanding anything to the contrary contained in this Section 5(iii), Consultant shall receive all other benefits to which he was otherwise entitled under
Section  4(ii).

    6. RELEASE AND INDEMNIFICATION. In consideration for this Consulting Agreement, Consultant and Mrs. Jones, their heirs, legal representatives, estates and assigns, and anyone claiming through or under them or any of them, hereby release and forever discharge Buyer, CIBAC, FOSB, First Ozaukee and Successor Corporation, and their officers, directors, employees, agents, legal representatives, affiliates, subsidiaries, divisions, shareholders, successor and assigns (Released Parties), of and from all manner of actions, causes of actions, debts, dues, liabilities, controversies, claims or demands of every kind and nature whatsoever, including but not limited to all claims or actions relating to: the non-hiring of Consultant by Successor Corporation; any breach of an actual or implied contract of employment between Consultant and Successor Corporation; or any claim to a property or other interest in employment with Successor Corporation; or any claim of unjust or tortious discharge (including a claim of fraud, negligence or intentional or negligent infliction of emotional distress); or any claim or violation of any constitutional right; or any claim in violation of any statutory or common law right to privacy; or any claim of defamation, liable or slander; any violation of Wisconsin statutory law relating to employment situations; or the Age Discrimination and Employment Act, 29 U.S.C.
<section> 621 ET. SEQ.; or the Rehabilitation Act of 1973, as amended (29
U.S.C. <section> 701 ET. SEQ.; or 42 U.S.C. <section> 1981; or of the Civil Rights Act of 1964, as amended, 42 U.S.C. <section> 2000(e) ET. SEQ.; or <section> 301 of the Labor-Management Relations Act, 29 U.S.C.
<section> 185; or Employment Retirement Income Security Act of 1974; or
Family and Medical Leave Act of 1993; or pay, back pay, insurance or welfare benefits, or any other benefits of employment by FOSB, First Ozaukee, CIBAC or Successor Corporation, and whether known or unknown, which Consultant and/or Mrs. Jones ever had or may now have against such parties for or by reason of or in respect to any act, cause, matter, or thing which may have arisen at any time. Consultant and Mrs. Jones understand and agree that they may not bring any grievance, charge, complaint or lawsuit against the Released Parties for any reason whether or not specifically stated in the preceding sentence. The foregoing Release and Indemnity shall be of no force and effect with regard to the terms of this Agreement. Consultant and Mrs. Jones state that they have read this Section of this Agreement, that they have had the opportunity to confer with counsel of their choice with regard to the meaning of this Section and that they understand the meaning of this Section.

    7. CANCELLATION OF PRIOR AGREEMENTS. Any and all commitments, agreements and contracts between FOSB and Consultant, whether express, implied, oral or in writing, specifically including but not limited to that certain agreement between FOSB and Consultant effective October 15, 1996 relating in any way to the terms and conditions of Consultant's employment including, but not limited to, the right to any compensation (whether severance or otherwise) and other benefits to which Consultant may be entitled are hereby cancelled. This Agreement supersedes any and all prior agreements relating to the terms and conditions of Consultant's employment except that nothing herein shall affect Consultant's right to receive the vested benefits he is entitled pursuant to the termination of the First Ozaukee ESOP Plan, First Ozaukee Option Plan, First Ozaukee Management Incentive Plan and First Ozaukee Money Purchase Plan pursuant to the Plan.

    8.   GENERAL PROVISIONS.

         (i)  SUCCESSORS; BINDING AGREEMENT.

         (A) Successor Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Successor Corporation ("successor organization") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Successor Corporation would have been required to perform if no such succession had taken place.

         (B) No right or interest to or in any payments or benefits under this agreement shall be assignable or transferable in any respect by the Consultant.

         (C) This Agreement shall be binding upon and inure to the benefit of and be enforceable by Consultant and his heirs, beneficiaries and personal representatives and the Successor Corporation and any successor organization.

         (ii) NONCOMPETITION PROVISION. Consultant acknowledges that the development of personal contacts and relationships is an essential element of the savings and loan business, that FOSB has invested considerable time and money in his development of such contacts and relationships, that FOSB and Successor Corporation could suffer irreparable harm if he were to solicit the business of FOSB customers, and that it is reasonable to protect FOSB against competitive activities by Consultant. Consultant covenants and agrees, in recognition of the foregoing and in consideration of the mutual promises contained herein, that in the event of the termination of this Agreement for any reason, Consultant will not accept employment with or provide consulting services to any Significant Competitor of FOSB and Successor Corporation for a period of thirty-six (36) months following such termination. For purposes of this Agreement, the term Significant Competitor means any financial institution including, but not limited to, any commercial bank, savings bank, savings and loan association, credit union, or mortgage banking corporation which at the time of termination of Consultant's relationship with FOSB, or during the period of this covenant not to compete, has a home, branch or other office in any county in which FOSB has an office or which has, during the twelve (12) months preceding Consultant's termination, originated, or which during the period of this covenant not to compete originates, more than $500,000 in commercial or mortgage loans secured by real property in any such county.

         Consultant agrees that the non-competition provisions set forth herein are necessary for the protection of FOSB and Successor Corporation and are reasonably limited as to (i) the scope of activities affected,
(ii) their duration and geographic scope, and (iii) their effect on Consultant and the public. In the event Consultant violates the non-competition provisions set forth herein, Successor Corporation shall be entitled, in addition to its other legal remedies, to enjoin the employment or consulting relationship of Consultant with any Significant Competitor for the period set forth herein. If Consultant violates this covenant and FOSB brings legal action for injunctive or other relief, FOSB shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted, but reduced by any period between commencement of the period and the date of the first violation. In addition to such other relief as may be awarded, if FOSB is the prevailing party it shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in enforcing its rights hereunder.

         (iii) NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Successor Corporation:

              J. Michael Straka
              Central Illinois Bancorp, Inc.
              2913 West Kirby Avenue
              Champaign, Illinois 61821
              Tel. No. (217) 355-0900

         or if to Consultant, at the address set forth below:

              Mr. Russell S. Jones
              4900 Blueberry Road
              Fredonia, Wisconsin 53021
              Tel. No. (414) 692-9861
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         (iv) EXPENSES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach of it, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and necessary costs and disbursements incurred in such litigation, in addition to any other relief to which such prevailing party may be entitled.

         (v) WITHHOLDING. Successor Corporation shall be entitled to withhold from amounts to be paid to Consultant under this Agreement any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold. The Successor Corporation shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         (vi) MISCELLANEOUS. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver of discharge is agreed to in writing and signed by Consultant and such officers of Buyer or Successor Corporation as may be specifically designated by the Boards thereof. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

         (vii) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (viii) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which together will constitute one and the same instrument.

         (ix) HEADINGS. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         (x) EFFECTIVE DATE. The effective date of this Agreement shall be the date indicated in the first section of this Agreement, notwithstanding the actual date of execution by any party.

    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                             CONSULTANT


                             -----------------------------------------
                             Russell S. Jones
                             4900 Blueberry Road
                             Fredonia, Wisconsin 53021


                             -----------------------------------------
                             Maija Jones
                             4900 Blueberry Road
                             Fredonia, Wisconsin 53021

                             CENTRAL ILLINOIS BANCORP, INC.


                             By:
                                --------------------------------------
                             Its:
                                 -------------------------------------


                             CIB ACQUISITION CORP.


                             By:
                                --------------------------------------
                             Its:
                                 -------------------------------------


                             FIRST OZAUKEE CAPITAL CORP.


                             By:
                                --------------------------------------
                             Its:
                                 -------------------------------------



                             FIRST OZAUKEE SAVINGS BANK


                             By:
                                --------------------------------------
                             Its:
                                 -------------------------------------

                            ACKNOWLEDGMENT

    I, Maija Jones, have executed this Consulting Agreement as of the date first above written and hereby acknowledge consent and agree to the releases provided pursuant to section 6 hereof, which provision shall be liberally construed to include any and all claims that I have or may have under the marital and community property laws of the State of Wisconsin.




                             -----------------------------------------
                             Maija Jones
                             4900 Blueberry Road
                             Fredonia, Wisconsin 53021

                                                             Exhibit C

                         EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is effective as of ____________, 1997 (the "Commencement Date") among Central Illinois Bancorp., Inc., an Illinois corporation ("Buyer"), CIB Acquisition Corp., a Wisconsin corporation (CIBAC), First Ozaukee Capital Corp., a Wisconsin corporation ("First Ozaukee"), First Ozaukee Savings Bank, a Wisconsin state-chartered savings bank ("FOSB"), and their successors and assigns (collectively, the "Successor Corporation") and Mary E. Lammers (the "Employee").

                                RECITALS

     WHEREAS, Employee served as Secretary of First Ozaukee and Vice President of FOSB prior to the acquisition through merger of First Ozaukee by Buyer effective _________, 1997; and

     WHEREAS, Employee is a key employee, whose extensive background, knowledge and experience in the financial services industry have substantially benefitted FOSB and whose continued employment as a member of its management team in the position of Vice President ("Corporate Position") will continue to benefit FOSB in the future; and

     WHEREAS, pursuant to that certain Agreement and Plan of
Reorganization (the "Plan") between Buyer and First Ozaukee dated as of April 25, 1997, Buyer is acquiring through merger, First Ozaukee
effective            , 1997 (the "Merger Date") and Buyer is desirous of
Employee continuing her employment with FOSB after the Merger Date; and

     WHEREAS, Employee is desirous of continuing her employment with FOSB after the Merger Date; and

     WHEREAS, the Plan provides that, as a condition precedent to the obligations of the parties to carry out the transactions referred to therein, the Successor Corporation and the Employee shall enter into this Agreement; and

     WHEREAS, the parties are mutually desirous of entering into this Agreement setting forth the terms and conditions for the employment relationship between Successor Corporation and Employee; and

     WHEREAS, the Boards of Directors of Buyer and FOSB have approved and authorized this Agreement with Employee.

                               AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

     1. EMPLOYMENT. FOSB shall continue to employ Employee, and Employee shall continue to serve FOSB, on the terms and conditions set forth in this Agreement, for the period set forth in section 2 of this Agreement.

     2. TERM OF EMPLOYMENT. The period of Employee's employment under this Agreement shall begin as of the Commencement Date and expire on the first anniversary of the first day of the month following such date, unless sooner terminated as provided herein. The term of employment as in effect from time to time hereunder shall be referred to as the "Employment Term".

     3. POSITION AND DUTIES. Subject to Section 5 (iv) (B), Employee shall serve FOSB as its Vice President and shall render executive, policy-making and other management services of the type customarily performed by persons serving in similar capacities at other affiliates of Buyer, together with such other duties and responsibilities as may be from time to time determined by FOSB's or Buyer's Board of Directors.

     4. COMPENSATION. As compensation for services provided pursuant to this Agreement, Employee shall receive from FOSB the compensation and benefits set forth below:

          (i) BASE SALARY. During the Employment Term, Employee shall receive a base salary ("Base Salary") in such amount as may from time to time be approved by the Board. The Base Salary shall at no time be less than $45,250 per annum. Employee's Base Salary under this Agreement for the employment term shall not thereafter be reduced except as part of a general pro-rata reduction in compensation applicable to all FOSB Executive Officers. Employee's Base Salary and other compensation shall be paid in accordance with Successor Corporation's regular payroll practices, as then in effect and as may be changed from time to time by Buyer. Buyer may, at its sole discretion, increase the Base Salary of Employee.

          (ii) OTHER BENEFITS. During the Employment Term, FOSB shall provide or make available to Employee all other benefits of employment generally made available to other Officers of similar stature of Buyer. Such benefits shall include participation by Employee in any bonus programs, group health, other benefit programs, Employee Stock Ownership Plan ("ESOP"), 401(k) or other similar retirement programs consistent with the terms, provisions and eligibility requirements thereof.

          Employee shall be entitled to vacation, sick time and personal days in the same manner and to the same extent as provided under Buyer's policies as in effect from time to time for its other Officers of similar stature.

          Nothing contained herein shall be construed as granting
Employee the right to continue in any benefit plan or program, or to receive any other perquisite of employment provided under this paragraph 4 (ii) (except to the extent Employee had previously earned or accumulated vested rights therein) following termination or discontinuance of such plan, program or perquisite by the Board.

     5. TERMINATION. This Agreement may be terminated, subject to payment of the compensation and other benefits described below, upon occurrence of any of the events described herein. In case of such termination, the date on which Employee ceases to be employed under this Agreement, after giving effect to any prior notice requirement set forth below, is referred to as the "Termination Date".

          (i) DEATH; DISABILITY. This Agreement shall terminate upon the death or disability of Employee and no additional compensation shall be payable to Employee under this Agreement except as to any other benefit in which she was vested or to which she was otherwise entitled under
Section 4. As used in this Agreement, "disability" shall mean Employee's inability, as the result of physical or mental incapacity, to substantially perform her duties with FOSB for a period of 180 consecutive days. Any question as to the existence of Employee's disability upon which Employee and FOSB cannot agree shall be determined by a qualified independent physician mutually agreeable to Employee and FOSB or, if the parties are unable to agree upon a physician within ten
(10) days after notice from either to the other suggesting a physician, by a physician designated by the then president of the medical society for the county in which Employee maintains her principal residence. The costs of any such medical examination shall be borne by FOSB. If Employee is terminated due to disability, she shall be paid 75% of her Base Salary at the rate in effect at the time notice of termination is given for any remaining portion of the Employment Term, such amounts to be paid in substantially equal monthly installments and offset by any monthly payments actually received by Employee during such payment period from (i) any disability plans and/or (ii) any governmental social security or workers' compensation program.

          (ii) CAUSE. Successor Corporation may terminate Employee's employment under this Agreement for cause at any time, and thereafter FOSB's obligations under this Agreement shall cease and terminate, except as to any other benefits in which she was vested or to which she was otherwise entitled under Section 4, and the plans and programs provided therein, by reason of employment through the Termination Date.

     For purposes of this Agreement, "Cause" shall mean:

          (A) The willful failure by Employee to substantially perform her duties with FOSB (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes Employee has not substantially performed her duties;

          (B) Any willful act of misconduct by Employee which is materially injurious to FOSB monetarily or otherwise;

          (C) A criminal conviction of Employee for any act involving dishonesty, breach of trust or a violation of the banking or savings and loan laws of the United States;

          (D) A criminal conviction of Employee for the commission of any felony;

          (E)  A breach of fiduciary duty involving personal profit;

          (F) A willful violation of any law, rule or regulation or final cease and desist order;

          (G) Incompetence, personal dishonesty or material breach of any provision of this Agreement which would have a material adverse effect on FOSB; or

          (H) Suspension, removal, and/or prohibition (whether temporary or permanent) from participating in the conduct of FOSB's affairs by a notice served under Sections 8(e)(3), 8(e)(4) or Section 8(g)(1), of the Federal Deposit Insurance Act [12 U.S.C. <section> 1818(e)(3),(4) and
(g)(1) or, if FOSB is in default as defined in section 3(x)(1) of the Federal Deposit Insurance Act [12 U.S.C. <section> 1813(x)(1)], except to the extent determined that continuation of the contract is necessary for the continued operation of FOSB (i) by the commissioner, at the time the FDIC enters into an agreement to provide assistance to or on behalf of FOSB under 13(c) of the Federal Deposit Insurance Act; or (ii) by the commissioner at the time the office approves a supervisory merger to resolve problems related to the operation of FOSB or when FOSB is determined by the commissioner to be in an unsafe or unsound condition.

          For purposes of this Subsection (5) (ii), no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that the action or omission was in the best interest of Successor Corporation.

          (iii) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may voluntarily terminate her employment under this Agreement at any time by giving at least ninety (90) days prior written notice to Successor Corporation. In such event, Employee shall receive all compensation and other benefits in which she was vested or to which she was otherwise entitled under Section 4 through the date specified in such notice (the "Termination Date"), in addition to all other benefits available to her, if any, and to which she was vested under Successor Corporation's benefit plans in effect on the Termination Date. Retirement by Employee shall constitute a voluntary termination.

          (iv) TERMINATION BY FOSB OTHER THAN DUE TO DEATH, DISABILITY, FOR CAUSE, OR VOLUNTARY TERMINATION BY EMPLOYEE. If this Agreement is terminated by FOSB for any reason other than death, disability, for cause as set forth in Section 5(i) or (ii), or voluntary termination by Employee then following the Termination Date:

          (A) In lieu of any further salary payments to Employee for a period subsequent to the Termination Date, Employee shall receive Severance Pay in the amount of one (1) year's Base Salary (based on her highest Base Salary within the three (3) years preceding her Date of Termination) payable in accordance with Successor Corporation's normal payroll practice and beginning with the first normal pay date following her Date of Termination.

          (B) In addition to such Base Salary payments, Employee shall receive all other benefits in which she was vested or to which she was otherwise entitled under Section 4 hereof and the plans and programs provided therein by reason of employment through the Termination Date.

     6. CANCELLATION OF PRIOR AGREEMENTS. Any and all commitments, agreements and contracts, between FOSB and Employee, whether express, implied, oral or in writing, specifically including but not limited to that certain agreement between FOSB and Employee effective October 15, 1996, relating in any way to Employee's employment, including, but not limited to, the right to any compensation (whether severance or otherwise) and other benefits to which Employee may be entitled are hereby cancelled. This Agreement supersedes any and all prior agreements relating to the terms and conditions of Employee's employment except that nothing herein shall effect Employee's right to receive any vested benefits that she is entitled to receive pursuant to the Plan upon the termination of the First Ozaukee ESOP Plan, First Ozaukee Option Plan, First Ozaukee Management Incentive Plan and First Ozaukee Money Purchase Plan.

     7.   GENERAL PROVISIONS.

          (i)  SUCCESSORS; BINDING AGREEMENT.

          (A) No right or interest to or in any payments or benefits under this agreement shall be assignable or transferable in any respect by the Employee.

          (B) This Agreement shall be binding upon and inure to the benefit of and be enforceable by Employee and her heirs, beneficiaries and personal representatives and Successor Corporation and any successor organization.

          (ii) NONCOMPETITION PROVISION. Employee acknowledges that the development of personal contacts and relationships is an essential element of the savings and loan business, that FOSB has invested considerable time and money in her development of such contacts and relationships, that FOSB and surviving corporation could suffer irreparable harm il she were to leave employment and solicit the business of FOSB customers, and that it is reasonable to protect FOSB against competitive activities by Employee. Employee covenants and agrees, in recognition of the foregoing and in consideration of the mutual promises contained herein, that in the event of a voluntary termination of employment by Employee pursuant to Section 5 (iii), or upon expiration of this Agreement as a result of Employee's election (but not as the result of an election by FOSB) not to continue automatic annual renewals, Employee shall not accept employment with any Significant Competitor of FOSB for a period of six (6) months following such termination. For purposes of this Agreement, the term Significant Competitor means any financial institution including, but not limited to, any commercial bank, savings bank, savings and loan association, credit union, or mortgage banking corporation which, at the time of termination of Employee's employment with FOSB, or during the period of this covenant not to compete, has a home, branch or other office in any county in which FOSB has an office or which has, during the twelve (12) months preceding Employee's termination, originated, or which during the period of this covenant not to compete originates, more than $500,000 in commercial or mortgage loans secured by real property in any such county.

          Employee agrees that the non-competition provisions set forth herein are necessary for the protection of FOSB and are reasonably limited as to (i) the scope of activities affected, (ii) their duration and geographic scope, and (iii) their effect on Employee and the public. In the event Employee violates the non-competition provisions set forth herein, FOSB shall be entitled, in addition to its other legal remedies, to enjoin the employment of Employee with any Significant Competitor for the period set forth herein. If Employee violates this covenant and FOSB brings legal action for injunctive or other relief, FOSB shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted, but reduced by any period between commencement of the period and the date of the first violation. In addition to such other relief as may be awarded, if FOSB is the prevailing party it shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in enforcing its rights hereunder.

          (iii) NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employer:

               J. Michael Straka
               Central Illinois Bancorp, Inc.
               2913 West Kirby Avenue
               Champaign, Illinois 61821
               Tel. No. (217) 355-0900

          or if to Employee, at the address set forth below:

               Ms. Mary E. Lammers
               N28W6284 Alyce St #134
               Cedarburg, Wisconsin 53012
               Tel. No. (414) 377-9814

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (iv) WITHHOLDING. FOSB shall be entitled to withhold from amounts to be paid to Employee under this Agreement any federal, state, or local withholding or other taxes of charges which it is from time to time required to withhold. FOSB shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

          (v) MISCELLANEOUS. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by Employee and such officers of Successor Corporation as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

          (vi) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (vii) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which together will constitute one and the same instrument.

          (viii) HEADINGS. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

          (ix) EFFECTIVE DATE. The effective date of this Agreement shall be the date indicated in the first section of this Agreement, notwithstanding the actual date of execution by any party.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


                                   Employee:


                                   -----------------------------------
                                   Mary E. Lammers
                                   N28W6284 Alyce St #134
                                   Cedarburg, Wisconsin 53012



                                   CENTRAL ILLINOIS
                                   BANCORP, INC.


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------

                                   CIB ACQUISITION CORP.


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------


                                   FIRST OZAUKEE CAPITAL CORP.


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------




                                   FIRST OZAUKEE SAVINGS BANK


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------